                                                   Registration (No. 333-      )

   As filed with the Securities and Exchange Commission on February 26, 2001
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------
                                ATLAS AIR, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION OF EACH REGISTRANT

                                      4731
            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

                                   84-1207329
                    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                             2000 WESTCHESTER AVE.
                         PURCHASE, NEW YORK 10577-2543
                                 (914) 701-8000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               RICHARD H. SHUYLER
                            CHIEF EXECUTIVE OFFICER
                                 AND TREASURER
                                ATLAS AIR, INC.
                             2000 WESTCHESTER AVE.
                         PURCHASE, NEW YORK 10577-2543
                                 (914) 701-8000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                WITH A COPY TO:
                            STEPHEN A. GREENE, ESQ.
                            CAHILL GORDON & REINDEL
                                 80 PINE STREET
                            NEW YORK, NEW YORK 10005
                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective resignation statement for the same offering. [ ]
---------------
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

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                TITLE OF EACH CLASS                        AMOUNT TO              PROPOSED MAXIMUM              AMOUNT OF
          OF SECURITIES TO BE REGISTERED                BE REGISTERED(1)     AGGREGATE OFFERING PRICE(1)   REGISTRATION FEE(2)
---------------------------------------------------------------------------------------------------------------------------------
Pass Through Certificates..........................
Debt Securities....................................
                                                          $600,000,000             $600,000,000                  $150,000
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act. If any Debt Securities or Pass Through Certificates are issued at a discount, such greater amount as shall result in an aggregate initial offering price of $600,000,000, if any Debt Securities or Pass Through Certificates are issued in a currency or composite currency other than U.S. dollars, such different amount as shall result in an aggregate initial offering price of U.S. $600,000,000.

(2) Pursuant to Rule 457(o), the registration fee has been calculated on the basis of the maximum aggregate offering price of the securities listed.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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

                                EXPLANATORY NOTE

     This Registration Statement contains two separate forms of prospectus, one prospectus to be used in connection with offerings of Debt Securities and the other prospectus to be used in connection with offerings of Pass Through Certificates.

        The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 26, 2001

                                                                      PROSPECTUS

                                ATLAS AIR, INC.

                                DEBT SECURITIES

     This Prospectus relates to the issuance by Atlas Air, Inc. of secured and unsecured Debt Securities. For convenience, throughout this prospectus, the words Atlas, we, us, our or similar words refer to Atlas Air, Inc.

ISSUANCE OF DEBT SECURITIES

     - Debt Securities may be periodically offered in one or more separate series or classes;

     - Debt Securities may be denominated in U.S. dollars or other currencies or currency units;

     - Prices and terms will be determined at the time of sale; and

     - The total aggregate principal amount or issue price of the Debt Securities will not exceed $600,000,000 (or equivalent in foreign currencies or currency units).

     This Prospectus is accompanied by a Prospectus Supplement which includes additional information as to a particular series of Debt Securities. Sales of Debt Securities may not be consummated without both this Prospectus and a Prospectus Supplement. The Debt Securities may be offered, separately or together, at prices and terms to be set forth in one or more Prospectus Supplements.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Debt Securities or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                                 , 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Where You Can Find More Information.........................    1
Incorporation of Certain Documents by Reference.............    1
The Company.................................................    2
Use of Proceeds.............................................    2
Ratio of Earnings to Fixed Charges..........................    2
Description of Debt Securities..............................    3
Plan of Distribution........................................    9
Validity of the Debt Securities.............................   10
Experts.....................................................   10

     We are a Delaware corporation with our principal offices at 2000 Westchester Avenue, Purchase, New York 10577. Our telephone number is (914) 701-8000. We are a wholly-owned subsidiary of Atlas Air Worldwide Holdings, Inc., a Delaware corporation ("AAWH"). We have the sole obligation to make payment to you on the Debt Securities offered by this prospectus. AAWH has no obligation to make any payments to you on the Debt Securities.

                      WHERE YOU CAN FIND MORE INFORMATION

     We filed a registration statement on Form S-3 relating to the Debt Securities with the Commission under the Securities Act of 1933. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For more information about us and the Debt Securities to be offered by this Prospectus, reference is made to the Registration Statement and its exhibits and schedules. Any statement made in this Prospectus concerning the provisions of certain documents may be incomplete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement otherwise filed with the Commission.

     We file annual, quarterly and special reports, proxy statements and other information with the Commission. The Registration Statement, its exhibits and such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60601. Copies of such material can be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains an Internet Web Site at http://www.sec.gov that contains reports and other information.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE:

     We have filed the following documents with the Commission under the Securities Exchange Act of 1934, and they are incorporated herein by reference:

     1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999,

     2.  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000,

     3.  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000,

     4. Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 and

     5. Our Current Reports on Form 8-K filed on February 1, 2001 and February 14, 2001.

     We also incorporate by reference the Current Report of Atlas Air Worldwide Holdings, Inc. on Form 8-K 12(g)(3) filed on February 21, 2001, which AAWH filed with the Commission under the Securities Exchange Act of 1934.

     All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act: (1) subsequent to the initial filing of this Prospectus and prior to the date it is declared effective; and (2) subsequent to the date of this Prospectus and prior to the termination of this offering are incorporated by reference and become a part of this Prospectus from their date of filing. Any statement contained in this Prospectus or in a document incorporated by reference is modified or superseded for purposes of this Prospectus to the extent that a statement contained in any such document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     On request, we will provide anyone who receives a copy of this Prospectus with a copy of any or all of the documents incorporated in this Prospectus by reference. Written or telephone requests for such copies should be directed to our principal office: Atlas Air, Inc., 2000 Westchester Avenue, Purchase, New York 10577-2543, Attention: Chief Financial Officer (telephone
(914) 701-8000).

     You should rely only on the information incorporated by reference or provided in this Prospectus or any Prospectus Supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of the Debt Securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any Prospectus Supplement is accurate as of any date other than the date on the front of those documents.

                                  THE COMPANY

     We are the world's largest air cargo outsourcer, with an all Boeing fleet of 747 freighter aircraft that comply with Stage 3 FAA noise regulations. We provide reliable airport-to-airport cargo transportation services throughout the world to major international air carriers generally under fixed-rate U.S. dollar denominated contracts which typically require that we supply aircraft, crew, maintenance and insurance. Our customers currently include some of the world's leading air carriers, including Alitalia, British Airways, China Airlines Ltd., China Southern Airlines and Korean Airlines. We provide efficient, cost effective service to our customers primarily as a result of our productive work force, the outsourcing of a significant part of our regular maintenance work on a long-term, fixed-cost contractual basis and the advantageous cost economies realized in the operation of our fleet, comprised solely of Boeing 747 aircraft which are configured for service in long-haul cargo operations.

     We are a wholly-owned subsidiary of Atlas Air Worldwide Holdings, Inc., a Delaware corporation. We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 2000 Westchester Avenue, Purchase, New York 10577-2543 and our telephone number is (914) 701-8000.

                                USE OF PROCEEDS

     Except as otherwise provided in the applicable Prospectus Supplement, the net proceeds to us from the sale of the Debt Securities offered hereby will be available for general corporate purposes, including, but not limited to, repayment of short-term or long-term indebtedness, capital expenditures, repurchases of common stock and acquisitions.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges represents the number of times that fixed charges were covered by earnings. For purposes of computing the ratio of earnings to fixed charges, "earnings" consists of income (loss) prior to income tax benefit (expense), as adjusted to exclude the "Write-off of capital investment and other" in the second quarter of 1997 and the loss from extinguishment of debt, and cumulative effect of a change in accounting principle in the first quarter of 1999, and fixed charges (excluding capitalized interest for the period). "Fixed charges" consist of interest expense (including amounts capitalized), amortization of debt issuance costs and one-third of rental payments on operating leases (such one-third portion having been deemed by us to represent the interest portion of such payments). The table below presents the ratio of earnings to fixed charges for the years ended December 31, 1995, 1996, 1997, 1998 and 1999 and the nine months ended September 30, 2000.

    YEAR ENDED DECEMBER 31,        NINE MONTHS ENDED SEPTEMBER 30,
--------------------------------   -------------------------------
1995   1996   1997   1998   1999                2000
----   ----   ----   ----   ----                ----
1.86   2.11   1.30   1.34   1.53                1.68

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will be issued in one or more series under an Indenture between us and State Street Bank and Trust Company, as Trustee, a form of which is filed as an exhibit to the Registration Statement. The Indenture will be subject to, and governed by, the Trust Indenture Act. The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by express reference to the Indenture and the Securities Resolution (which may be in the form of resolution or a supplemental indenture authorizing a series (copies of which have been or will be filed with the Commission). All article and section references herein are to the articles and sections of the Indenture, and all capitalized terms used in this section without definition have the meanings given such terms in the Indenture.

     The Debt Securities will constitute senior or subordinated debt of Atlas. The Debt Securities will be issued under one or more separate Securities Resolutions for Senior Debt Securities or Subordinated Debt Securities. The particular terms of the Debt Securities offered by a Prospectus Supplement will be described in such Prospectus Supplement, along with any applicable modifications of, or additions to, the general terms of the Debt Securities as described herein and in the Indenture. Accordingly, for a description of the terms of any series of Debt Securities, reference must be made both to the Prospectus Supplement relating thereto and the description of the Debt Securities set forth in this Prospectus.

GENERAL

     The Indenture does not limit the amount of Debt Securities that can be issued thereunder and provides that the Debt Securities may be issued from time to time in one or more series pursuant to the terms of one or more Securities Resolutions creating such series. The Indenture does not restrict the amount of debt that we or any subsidiary may incur. The Indenture does not contain any covenant or other provision that is specifically intended to afford any Holder special protection in the event of highly leveraged transactions or any other transactions resulting in a decline in our ratings or credit quality. As of the date of this Prospectus, there were no Debt Securities outstanding under the Indenture. The ranking of a series of Debt Securities with respect to all of our indebtedness will be established by the Securities Resolution creating such series. Although the Indenture provides for the possible issuance of Debt Securities in other forms or currencies, the only Debt Securities covered by this Prospectus will be Debt Securities denominated in U.S. dollars in registered form without coupon unless otherwise indicated in the applicable Prospectus Supplement.

TERMS

     Reference is made to the Prospectus Supplement for the following terms, if applicable, of the Debt Securities offered thereby:

     - the designation, aggregate principal amount, currency or composite currency and denominations;

     - the price at which such Debt Securities will be issued and, if an index, formula or other method is used, the method for determining amounts of principal or interest;

     - the maturity date and other dates, if any, on which principal will be payable;

     - the interest rate or rates, if any, or method of calculating the interest rate or rates;

     - the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest;

     - the manner of paying principal and interest;

     - the place or places where principal and interest will be payable;

     - the terms of any mandatory or optional redemption by us including any sinking fund;

     - the terms of any conversion or exchange right;

     - the terms of any redemption at the option of Holders;

     - any tax indemnity provisions;

     - if the Debt Securities provide that payments of principal or interest may be made in a currency other than that in which Debt Securities are denominated, the manner for determining such payments;

     - the portion of principal payable upon acceleration of a Discounted Debt Security (as defined below);

     - whether and upon what terms Debt Securities may be defeased;

     - whether any events of default or covenants in addition to or in lieu of those set forth in the Indenture apply;

     - provisions for electronic issuance of Debt Securities or for Debt Securities in uncertificated form;

     - the ranking of the Debt Securities, including the relative degree, if any, to which the Debt Securities of such series shall be subordinated to one or more other series of Debt Securities in right of payment, whether outstanding or not;

     - any provisions relating to extending or shortening the date on which the principal and premium, if any, of Debt Securities of such series is payable;

     - any provision relating to the deferral of payment of any interest;

     - any other terms not inconsistent with the provisions of the Indenture, including any covenants or other terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the Debt Securities. (Section 2.01)

     Debt Securities of any series may be issued as registered Debt Securities, bearer Debt Securities or uncertificated Debt Securities, and in such denominations as specified in the terms of the series. (Section 2.01)

     In connection with its original issuance, no bearer Debt Security will be offered, sold or delivered to any location in the United States, and a bearer Debt Security in definitive form may be delivered in connection with its original issuance only upon presentation of a certificate in a form prescribed by us to comply with United States laws and regulations. (Section 2.04)

     Registration of transfer of registered Debt Securities may be requested upon surrender thereof at any agency maintained by us for that purpose and upon fulfillment of all other requirements of the agent. (Sections 2.03 and 2.07)

     Debt Securities may be issued under the Indenture as Discounted Debt Securities to be offered and sold at a substantial discount from the principal amount thereof. Special United States federal income tax and other considerations applicable thereto will be described in the Prospectus Supplement relating to such Discounted Debt Securities. "Discounted Debt Security" means a Debt Security where the amount of principal due upon acceleration is less than the stated principal amount. (Sections 1.01)

RANKING OF DEBT SECURITIES

     Unless stated otherwise in a Prospectus Supplement, the Debt Securities will be unsecured and will rank equally and ratably with our other unsecured and unsubordinated debt. The Debt Securities will not be secured by any properties or assets and will represent unsecured debt. The Indenture does not limit the ability of any of our subsidiaries to issue debt, and the Debt Securities will be effectively subordinated to all existing and future indebtedness and other liabilities and commitments of our subsidiaries.

SUCCESSOR OBLIGOR

     The Indenture provides that, unless otherwise specified in the Securities Resolution establishing a series of Debt Securities, we shall not consolidate with or merge into, or transfer all or substantially all of our assets to, any person in any transaction in which we are not the survivor, unless: (1) the person is organized under the laws of the United States or a State thereof or is organized under the laws of a foreign jurisdiction and consents to the jurisdiction of the courts of the United States or a State thereof; (2) the person assumes by supplemental indenture all of our obligations under the Indenture, the Debt Securities and any coupons; (3) all required approvals of any regulatory body having jurisdiction over the transaction shall have been obtained; and (4) immediately after the transaction no Default (as defined below) exists. The successor shall be substituted for us, and thereafter all of our obligations under the Indenture, the Debt Securities and any coupons shall terminate. (Section 5.01)

EXCHANGE OF DEBT SECURITIES

     Registered Debt Securities may be exchanged for an equal aggregate principal amount of registered Debt Securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered Debt Securities at an agency maintained by us for such purpose and upon fulfillment of all other requirements of such agent. (Section 2.07)

DEFAULT AND REMEDIES

     Unless the Securities Resolution establishing the series otherwise provides (in which event the Prospectus Supplement will so state), an "Event of Default" with respect to a series of Debt Securities will occur if:

          (1) we default in any payment of interest on any Debt Securities of such series when the same becomes due and payable and the Default continues for a period of 30 days;

          (2) we default in the payment of the principal and premium, if any, of any Debt Securities of the series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise;

          (3) we default in the payment or satisfaction of any sinking fund obligation with respect to any Debt Securities of the series as required by the Securities Resolution establishing such series;

          (4) we default in the performance of any of our other agreements applicable to the series and the Default continues for 60 days after the notice specified below;

          (5) we, pursuant to or within the meaning of any Bankruptcy Law:

             (A) commence a voluntary case,

             (B) consent to the entry of an order for relief against us in an involuntary case,

             (C) consent to the appointment of a Custodian for us or for all or substantially all of our property, or

             (D) make a general assignment for the benefit of our creditors;

          (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

             (A) is for relief against us in an involuntary case,

             (B) appoints a Custodian for us or for all or substantially all of our property, or

             (C) orders our liquidation, and the order or decree remains unstayed and in effect for 60 days; or

          (7) there occurs any other Event of Default provided for in such series. (Section 6.01)

     The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law. (Section 6.01)

     "Default" means any event which is, or after notice or passage of time would be, an Event of Default. (1.01) A Default under subparagraph (4) above is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the series notify us of the Default and we do not cure the Default within the time specified after receipt of the notice. (Section 6.01) If an Event of Default occurs and is continuing on a series, the Trustee by notice to us, or the Holders of at least 25% in principal amount of the series by notice to us and the Trustee, may declare the principal of and accrued interest on all the Debt Securities of the series to be due and payable immediately. Discounted Debt Securities may provide that the amount of principal due upon acceleration is less than the stated principal amount. (6.02) The Holders of a majority in principal amount of the series, by notice to the Trustee, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default on the series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. (Section 6.02) If an Event of Default occurs and is continuing on a series, the Trustee may pursue any available remedy to collect principal or interest due on the series, to enforce the performance of any provision applicable to the series or otherwise to protect the rights of the Trustee and Holders of the series. (Section 6.03)

     The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debt Securities of the series. (Section 7.01) Subject to certain limitations, Holders of a majority in principal amount of the Debt Securities of the series may direct the Trustee in its exercise of any trust or power with respect to such series. (Section 6.05) Except in the case of Default in payment on a series, the Trustee may withhold from Holders of such series notice of any continuing Default if it determines that withholding the notice is in the interest of Holders of the series. (Section 7.04) We are required to furnish the Trustee annually a certificate as to our compliance with all conditions and covenants under the Indenture. (Section 4.04)

     The Indenture does not have a cross-default provision. Thus, a default by us on any other debt, including any other series of Debt Securities, would not constitute an Event of Default. A Securities Resolution may provide for a cross-default provision, in which case the Prospectus Supplement will describe the terms thereof.

AMENDMENTS AND WAIVERS

     The Indenture and the Debt Securities or any coupons of the series may be amended, and any default may be waived as follows: Unless the Securities Resolution otherwise provides (in which event the Prospectus Supplement will so state), we and the Trustee may amend the Debt Securities, the Indenture and any coupons with the written consent of the Holders of a majority in principal amount of the Debt Securities of all series affected voting as one class. Unless the Securities Resolution otherwise provides (in which event the Prospectus Supplement will so state), a Default on a particular series may be waived with the consent of the Holders of a majority in principal amount of the Debt Securities of the series. (Section 6.04) However, without the consent of each Debt Security holder affected, no amendment or waiver may:

     - reduce the amount of Debt Securities whose Holders must consent to an amendment or waiver;

     - reduce the interest on or change the time for payment of interest on any Debt Security;

     - change the fixed maturity of any Debt Security;

     - reduce the principal of any non-Discounted Debt Security or reduce the amount of the principal of any Discounted Debt Security that would be due on acceleration thereof;

     - change the currency in which the principal or interest on a Debt Security is payable;

     - make any change that materially adversely affects the right to convert or exchange any Debt Security; or

     - waive any Default in payment of interest on or principal of a Debt Security. (Sections 6.04 and 10.02)

     Without the consent of any Debt Security holder, we and the Trustee may amend the Indenture, the Debt Securities or any coupons:

     - to cure any ambiguity, omission, defect or inconsistency;

     - to provide for assumption of our obligations to Debt Security holders in the event of a merger or consolidation requiring such assumption;

     - to provide that specific provisions of the Indenture shall not apply to a series of Debt Securities not previously issued;

     - to create a series and establish its terms;

     - to provide for a separate Trustee for one or more series; or

     - to make any change that does not materially adversely affect the rights of any Debt Security holder. (Section 10.01)

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Debt Securities of a series may be defeased in accordance with their terms and, unless the Securities Resolution establishing the terms of the series otherwise provides, as set forth in the Indenture and described briefly below. We at any time may terminate as to a series all of our obligations (except for certain obligations, including obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a Debt Security, to replace destroyed, lost or stolen Debt Securities and coupons, and to maintain paying agencies in respect of the Debt Securities) with respect to the Debt Securities of the series and any related coupons and the Indenture ("legal defeasance"). We at any time may terminate as to a series our obligations, if any, with respect to the Debt Securities and coupons of the series under any restrictive covenants which may be applicable to a particular series ("covenant defeasance").

     We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, a series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, a series may not be accelerated by reference to any restrictive covenants which may be applicable to a particular series. (Section 8.01)

     To exercise either defeasance option as to a series, we must:

     - irrevocably deposit in trust (the "defeasance trust") with the Trustee or another trustee money or U.S. Government Obligations;

     - deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations, without reinvestment, plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal and interest when due on all Debt Securities of such series to maturity or redemption, as the case may be; and

     - comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any income, gain or loss to Holders for federal income tax purposes. "U.S. Government Obligations" means direct obligations of the United States or an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, have the full faith and credit of the United States of America pledged for payment and which are not callable at the issuer's option, or certificates representing an ownership interest in such obligations. (Section 8.02)

REGARDING THE TRUSTEE

     The State Street Bank and Trust Company will act as Trustee and Registrar for Debt Securities issued under the Indenture and, unless otherwise indicated in a Prospectus Supplement, the Trustee will also act as Transfer Agent and Paying Agent with respect to the Debt Securities. (Section 2.03) We may remove the Trustee with or without cause if we so notify the Trustee three months in advance and if no Default occurs during the three-month period. (Section 7.07) The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for us or our affiliates, and may otherwise deal with us or our affiliates, as if it were not Trustee.

BOOK-ENTRY

     The Depository Trust Company, or DTC, will act as securities depository for the Debt Securities. The Debt Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully registered global certificates will be issued for the Debt Securities representing the aggregate principal amount of the Debt Securities and will be deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (the "Indirect Participants," and together with the Direct Participants, the "Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of the Debt Securities within the DTC system must be made by or through Direct Participants which will receive a credit for the Debt Securities on DTC's records. The ownership interest of each actual purchaser of each Debt Security (a "Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' respective records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Debt Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Debt Securities except in the event that use of the book-entry system for the Debt Securities is discontinued.

     To facilitate subsequent transfers, all Debt Securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the Debt Securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Debt Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Debt Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. If less than all of the Debt Securities of an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.

     Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Debt Securities. Under its usual procedures, DTC mails an omnibus proxy (an "Omnibus Proxy") to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Redemption proceeds, distributions, and dividend payments on the Debt Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from us on the payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividends to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to us. Under such circumstances and in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered. In addition, we may decide to discontinue use of the system of book-entry transfers through DTC (or any successor securities depository). In that event, certificates for the Securities will be printed and delivered.

     We will not have any responsibility or obligation to Participants or to the persons for whom they act as nominees with respect to the accuracy of the records of DTC, its nominees or any Direct or Indirect Participant with respect to any ownership interest in the Debt Securities, or with respect to payments or providing of notice to the Direct Participants, the Indirect Participants or the Beneficial Owners.

     So long as Cede & Co. is the registered owner of the Debt Securities, as nominee of DTC, references herein to holders of the Debt Securities shall mean Cede & Co. or DTC and shall not mean the Beneficial Owners of the Debt Securities.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy or completeness thereof.

                              PLAN OF DISTRIBUTION

     We may sell the Debt Securities to or through one or more underwriters or dealers or may sell the Debt Securities directly to other purchasers or through agents.

     The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of the Debt Securities, underwriters or agents may receive compensation from us or from purchasers of the Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the Debt Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us will be described, in the applicable Prospectus Supplement.

     Under agreements which may be entered into by us, underwriters and agents who participate in the distribution of the Debt Securities may be entitled to indemnification by us against liabilities, including liabilities under the Securities Act.

     If so indicated in the applicable Prospectus Supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase the Debt Securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Debt Securities being offered is not at the time of delivery prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     Unless otherwise indicated in the applicable Prospectus Supplement, we do not intend to apply for the listing of any Debt Securities on a national securities exchange. If any Debt Securities are sold to or through underwriters, dealers or agents, the underwriters, dealers or agents may make a market in such Debt Securities, as permitted by applicable laws and regulations. No underwriter, dealer or agent would be obligated, however, to make a market in such Debt Securities, and any such market-making could be discontinued at any time at the sole discretion of the underwriter, dealer or agent. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, such Debt Securities.

     Certain of the underwriters or agents and their associates may be customers of, engage in transactions with, and perform services for, us in the ordinary course of business.

                        VALIDITY OF THE DEBT SECURITIES

     Unless otherwise indicated in the applicable Prospectus Supplement the validity of our Debt Securities offered hereby will be passed upon for us by Cahill Gordon & Reindel, New York, New York. Stephen A. Greene, a partner at Cahill Gordon & Reindel is a member of our board of directors.

                                    EXPERTS

     The consolidated financial statements incorporated by reference in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their report, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said report.

        The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 26, 2001

                                                                      PROSPECTUS

                                ATLAS AIR, INC.

                           PASS THROUGH CERTIFICATES
                            ------------------------

     This Prospectus relates to the issuance of Pass Through Certificates (the "Certificates") by one or more Pass Through Trusts (each, a "Trust") to be formed by Atlas Air, Inc. For convenience, throughout this Prospectus, the words Atlas, we, us, our or similar words refer to Atlas Air, Inc.

THE CERTIFICATES --

     - Will be issued in one or more series with distribution rates and distribution dates specified in the Prospectus Supplement;

     - Will represent interests in the relevant Pass Through Trust only and will be repaid only from the assets of that Trust, and will not represent obligations of, or be guaranteed by, us;

     - May have one or more forms of liquidity enhancement;

     - Will be issued in registered form;

     - May be issued in accordance with a book-entry system; and

     - Will have an aggregate public offering price of up to $600,000,000.

EACH PASS THROUGH TRUST --

     - Will issue one or more series of Certificates;

     - Will use the proceeds of each series of Certificates to purchase Equipment Notes of one or more series, each with an interest rate equal to the rate on that series of Certificates and with a maturity date on or prior to the final distribution date for that series of Certificates; and

     - Will pass through principal and interest paid on the Equipment Notes that it owns, subject to any applicable subordination provisions.

THE EQUIPMENT NOTES --

     - Will be issued in series.

     - Will be issued either

        - on a non-recourse basis in connection with leveraged lease transactions to finance or refinance a portion of the cost of aircraft (such aircraft referred to as "Leased Aircraft"), in which case the amounts due from us under the relevant Lease will be sufficient to make all payments required under the related Equipment Notes; or

        - with recourse to us either to finance or refinance all or a portion of the cost of aircraft owned by us ("Owned Aircraft").

     - These two types of Equipment Notes are referred to as Leased Aircraft Notes and Owned Aircraft Notes, respectively. The Leased Aircraft Notes will not be obligations of, or guaranteed by, us. The Owned Aircraft Notes will be general obligations of us.

     - Will be secured by the aircraft specified in the Prospectus Supplement and, in the case of any Leased Aircraft, by the interest of the lessor in that lease.

     This Prospectus is accompanied by a Prospectus Supplement which includes additional information as to the particular series of Certificates being sold and the underlying Equipment Notes. Sales of Certificates may not be consummated without both this Prospectus and a Prospectus Supplement.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Certificates or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                                 , 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Where You Can Find More Information.........................    1
Incorporation of Certain Documents by Reference.............    1
The Company.................................................    2
General Outline Of Trust Structure..........................    2
Use of Proceeds.............................................    3
Risk Factors................................................    4
Ratio of Earnings to Fixed Charges..........................    5
Description of the Certificates.............................    5
Description of the Equipment Notes..........................   17
Certain United States Federal Income Tax Consequences.......   22
ERISA Considerations........................................   24
Plan of Distribution........................................   24
Validity of the Certificates................................   25
Experts.....................................................   26

     We are a Delaware corporation with our principal offices at 2000 Westchester Avenue, Purchase, New York 10577. Our telephone number is (914) 701-8000. We are a wholly-owned subsidiary of Atlas Air Worldwide Holdings, Inc., a Delaware corporation ("AAWH"). AAWH has no obligation to make any payments on the Certificates.

                      WHERE YOU CAN FIND MORE INFORMATION

     We filed a registration statement on Form S-3 relating to the Certificates with the Commission under the Securities Act of 1933. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For more information about us and the Certificates to be offered by this Prospectus, reference is made to the Registration Statement and its exhibits and schedules. Any statement made in this Prospectus concerning the provisions of certain documents may be incomplete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement otherwise filed with the Commission.

     We file annual, quarterly and special reports, proxy statements and other information with the Commission. The Registration Statement, its exhibits and such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60601. Copies of such material can be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains an Internet Web Site at http://www.sec.gov that contains reports and other information.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     We have filed the following documents with the Commission under the Securities Exchange Act of 1934, and they are incorporated herein by reference:

     1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999,

     2.  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000,

     3.  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000,

     4. Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 and

     5. Our Current Reports on Form 8-K filed on February 1, 2001 and February 14, 2001.

     We also incorporate by reference the Current Report of Atlas Air Worldwide Holdings, Inc. on Form 8-K 12(g)(3) filed on February 21, 2001, which AAWH filed with the Commission under the Securities Exchange Act of 1934.

     All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act: (1) subsequent to the initial filing of this Prospectus and prior to the date it is declared effective; and (2) subsequent to the date of this Prospectus and prior to the termination of this offering are incorporated by reference and become a part of this Prospectus from their date of filing. Any statement contained in this Prospectus or in a document incorporated by reference is modified or superseded for purposes of this Prospectus to the extent that a statement contained in any such document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     On request, we will provide anyone who receives a copy of this Prospectus with a copy of any or all of the documents incorporated in this Prospectus by reference. Written or telephone requests for such copies should be directed to our principal office: Atlas Air, Inc., 2000 Westchester Avenue, Purchase, New York 10577-2543, Attention: Chief Financial Officer (telephone (914) 701-8000).

     You should rely only on the information incorporated by reference or provided in this Prospectus or any Prospectus Supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of the Certificates in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any Prospectus Supplement is accurate as of any date other than the date on the front of those documents.

                                  THE COMPANY

     We are the world's largest air cargo outsourcer, with an all Boeing fleet of 747 freighter aircraft that comply with Stage 3 FAA noise regulations. We provide reliable airport-to-airport cargo transportation services throughout the world to major international air carriers generally under fixed-rate U.S. dollar denominated contracts which typically require that we supply aircraft, crew, maintenance and insurance. Our customers currently include some of the world's leading air carriers, including Alitalia, British Airways, China Airlines Ltd., China Southern Airlines and Korean Airlines. We provide efficient, cost effective service to our customers primarily as a result of our productive work force, the outsourcing of a significant part of our regular maintenance work on a long-term fixed-cost contractual basis and the advantageous cost economies realized in the operation of our fleet, comprised solely of Boeing 747 aircraft which are configured for service in long-haul cargo operations.

     We are a wholly-owned subsidiary of Atlas Air Worldwide Holdings, Inc., a Delaware corporation. We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 2000 Westchester Avenue, Purchase, New York 10577-2543, and our telephone number is (914) 701-8000.

                       GENERAL OUTLINE OF TRUST STRUCTURE

     A separate Trust will be formed for each series of Certificates to be offered pursuant to a Pass Through Trust Agreement (the "Basic Agreement") and one or more supplements thereto (each, a "Trust Supplement") between us and the trustee named therein (the "Trustee"), as trustee under each Trust. Concurrently with the execution and delivery of each Trust Supplement, the Trustee, on behalf of the Trust formed thereby, will enter into one or more purchase or refunding agreements (each such agreement being herein referred to as a "Note Purchase Agreement") pursuant to which it will agree to purchase one or more equipment notes ("Equipment Notes") relating to one or more of the Aircraft described in the applicable Prospectus Supplement. Pursuant to the applicable Note Purchase Agreement or Note Purchase Agreements, the Trustee, on behalf of each Trust, will purchase Equipment Notes of one or more series such that the Equipment Notes that constitute the property of such Trust will have identical interest rates (in each case equal to the rate applicable to the Certificates issued by such Trust) and identical priority of payment relative to each of the other Equipment Notes issued under the Related Indentures (as defined below). The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the final distribution date applicable to the Certificates that will be issued by such Trust. The Trustee will distribute the amount of payments of principal, premium, if any, and interest received by it as holder of the Equipment Notes to the registered holders of Certificates of the Trust (the "Certificateholders") in which such Equipment Notes are held, subject to the effect of any cross-subordination provisions described in the Prospectus Supplement for a series of Certificates. To the extent that the proceeds of any offering of Certificates are not used to purchase Equipment Notes on the date of issuance of such Certificates, such proceeds will be held for the benefit of the holders of such Certificates. If any such proceeds are not subsequently utilized to purchase Equipment Notes by the relevant date specified in the applicable Prospectus Supplement, such proceeds will be returned to the holders of such Certificates. See "Description of the Certificates" and "Description of the Equipment Notes".

                                USE OF PROCEEDS

     Except as otherwise provided in the applicable Prospectus Supplement for a specific offering of Certificates, the Certificates will be issued in order to:

     - finance or refinance the debt portion and, in certain cases, refinance some of the equity portion of one or more separate leveraged Lease transactions entered into by us, as lessee, with respect to the Leased Aircraft, as described in the applicable Prospectus Supplement, or

     - finance or refinance the aggregate purchase price in respect of the Owned Aircraft as described in the applicable Prospectus Supplement.

     Except as otherwise provided in the applicable Prospectus Supplement for a specific offering of Certificates, the proceeds from the sale of the Certificates will be used by the Trustee on behalf of the applicable Trust or Trusts to purchase either:

     - Leased Aircraft Notes issued by the respective Owner Trustee or Owner Trustees to finance or refinance (as specified in the applicable Prospectus Supplement) the related Leased Aircraft, or

     - Owned Aircraft Notes issued by us to finance or refinance (as specified in the applicable Prospectus Supplement) the related Owned Aircraft.

     If the proceeds of any offering of Certificates are not used to purchase Equipment Notes on the date of issuance of such Certificates, such proceeds will be held for the benefit of the holders of such Certificates. If any such proceeds are not subsequently utilized to purchase Equipment Notes by the relevant date specified in the applicable Prospectus Supplement, such proceeds will be returned to the holders of such Certificates. See "Description of Certificates -- Delayed Purchase of Equipment Notes".

     The Leased Aircraft Notes will be issued under separate trust indentures (the "Leased Aircraft Indentures") between a bank, trust company or other institution specified in the related Prospectus Supplement, as trustee thereunder (in such capacity, herein referred to as the "Loan Trustee"), and an institution specified in the related Prospectus Supplement acting, not in its individual capacity, but solely as owner trustee (an "Owner Trustee") of a separate trust for the benefit of one or more institutional investors (each, an "Owner Participant"). With respect to each Leased Aircraft, the related Owner Participant will have provided or will provide from sources other than the Leased Aircraft Notes a portion of the equipment cost of the related Leased Aircraft. No Owner Participant, however, will be personally liable for any amount payable under the related Leased Aircraft Indenture or the Leased Aircraft Notes issued thereunder. Each Leased Aircraft will have been or will be leased by the related Owner Trustee to us pursuant to a separate lease agreement (each such lease agreement, a "Lease"). The Owned Aircraft Notes will be issued under separate trust indentures (the "Owned Aircraft Indentures" and, together with any Leased Aircraft Indentures, the "Indentures") between the applicable Loan Trustee and us.

                                  RISK FACTORS

     In addition to the information set forth elsewhere in this Prospectus and the applicable Prospectus Supplement, prospective purchasers of the Certificates offered hereby should consider carefully the factors set forth below in connection with an investment in Certificates as well as the risk factors incorporated by reference in this Prospectus.

APPRAISALS AND REALIZABLE VALUE OF AIRCRAFT

     The Prospectus Supplement will contain the appraised value of each Aircraft as appraised by independent appraisers who will be named in the applicable Prospectus Supplement (the "Appraisals") and whose report will be contained therein. The Appraisals will be based on various assumptions and methodologies, which vary among the Appraisals.

     Appraisals based on different assumptions or methodologies may result in valuations that are significantly different from those contained in the Appraisals. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. The proceeds realized upon the sale of any Aircraft may be less than the appraised value thereof. In addition, the value of the Aircraft in the event of the exercise of remedies under the related Indenture will depend on market and economic conditions at the time, the availability of buyers, the condition of the Aircraft, whether the Aircraft are sold separately or as a block and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Certificates and the Aircraft pursuant to the related Indenture will be as appraised or sufficient to satisfy in full payments due on the Certificates issued thereunder.

     The Certificates are not cross-collateralized and, consequently, liquidation proceeds from the sale of an Aircraft in excess of the principal amount of the Certificates related to such Aircraft will not be available to cover losses, if any, on any other Certificates.

PRIORITY OF DISTRIBUTIONS; SUBORDINATION

     The Intercreditor Agreement may provide for the subordination of some series of Certificates to other series, which may result in the holders of the subordinated Certificates receiving less than the full amount due to them after the occurrence of a payment default under any Equipment Note.

LACK OF CROSS-COLLATERALIZATION AND CROSS-DEFAULT PROVISIONS

     There will be no cross-collateralization provisions in the Indentures and consequently the Certificates issued in respect of one Aircraft will be secured only by that Aircraft and will not be secured by any other Aircraft or the Leases related to such other Aircraft. There will be no cross-default provisions in the Indentures and consequently events resulting in an Indenture Event of Default under any particular Indenture may not result in an Indenture Event of Default occurring under any other Indenture.

RATINGS OF THE CERTIFICATES

     It is expected that the Certificates will be assigned a rating by one or more rating agencies. Such rating or ratings will be set forth in the Prospectus Supplement applicable to the Certificates being sold. A rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not address market price or suitability for a particular investor. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future, including our downgrading, so warrant. The rating of the Certificates will be based primarily on the default risk of the Certificates and the collateral value provided by the Aircraft. The ratings are expected to address the likelihood of timely payment of interest, at the non-default rate, when due on the Certificates and the ultimate payment of principal of the Certificates on the final expected distribution date. Such ratings are not expected to address the possibility of a Lease Event of Default or Indenture Event of Default or other circumstances, such as an Event of Loss, which may result in the payment of the outstanding principal amount of the Certificates prior to such final expected distribution date.

     Unless specified in the applicable Prospectus Supplement, the reduction, suspension or withdrawal of the ratings of the Certificates will not, in and of itself, constitute an Indenture Event of Default.

HIGHLY LEVERAGED TRANSACTION

     The Indentures contain no debt covenants or provisions that would afford the Certificateholders protection in the event we are involved in a highly leveraged transaction.

ABSENCE OF A PUBLIC MARKET FOR THE CERTIFICATES

     Prior to their issuance, there will have been no public market for the Certificates of any series and there can be no assurance that one will develop. Unless otherwise indicated in the applicable Prospectus Supplement, we do not intend to apply for the listing of any Certificates on a national securities exchange. There can be no assurance as to the liquidity of the public market for the Certificates or that any active public market for the Certificates will develop or continue. If an active public market does not develop or continue, the market price and liquidity of the Certificates may be adversely affected.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges represents the number of times that fixed charges were covered by earnings. For purposes of computing the ratio of earnings to fixed charges, "earnings" consists of income (loss) prior to income tax benefit (expense), as adjusted to exclude the "Write-off of capital investment and other" in the second quarter of 1997 and the loss from extinguishment of debt, and cumulative effect of a change in accounting principle in the first quarter of 1999 and fixed charges (excluding capitalized interest for the period). "Fixed charges" consist of interest expense (including amounts capitalized), amortization of debt issuance costs and one-third of rental payments on operating leases (such one-third portion having been deemed by us to represent the interest portion of such payments). The table below presents the ratio of earnings to fixed charges for the years ended December 31, 1995, 1996, 1997, 1998 and 1999 and the nine months ended September 30, 2000.

    YEAR ENDED DECEMBER 31,        NINE MONTHS ENDED SEPTEMBER 30,
--------------------------------   -------------------------------
1995   1996   1997   1998   1999                2000
----   ----   ----   ----   ----                ----
1.86   2.11   1.30   1.34   1.53                1.68

                        DESCRIPTION OF THE CERTIFICATES

     In connection with each offering of Certificates, one or more separate Trusts will be formed and one or more series of Certificates will be issued pursuant to the Basic Agreement and one or more separate Trust Supplements to be entered into between us and the Trustee. The statements made under this caption are summaries and reference is made to the detailed provisions of the Basic Agreement, the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The summaries relate to the Basic Agreement and each of the Trust Supplements, the Trusts to be formed thereby and the Certificates to be issued by each Trust except to the extent, if any, described in the applicable Prospectus Supplement. The Prospectus Supplement that accompanies this Prospectus contains a glossary of the material terms used with respect to the specific series of Certificates being offered thereby. The Trust Supplement relating to each series of Certificates and the forms of the related Note Purchase Agreement, Indenture, Lease, trust agreement, Participation Agreement, intercreditor agreement and liquidity facility arrangement, as applicable, will be filed with the Commission as exhibits to a post-effective amendment to the Registration Statement of which this Prospectus is a part, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable.

     The Certificates offered pursuant to this Prospectus will be limited to $600,000,000 aggregate public offering price.

     To the extent that any provision in any Prospectus Supplement is inconsistent with any provision in this summary, the provision of such Prospectus Supplement will control.

GENERAL

     Each Certificate will represent a fractional undivided interest in the Trust created by the Trust Supplement pursuant to which such Certificate was issued and all payments and distributions shall be made only from the related Trust Property (as defined below). The property of each Trust (the "Trust Property") will include:

     - the Equipment Notes held in such Trust and all monies at any time paid thereon and all monies due and to become due thereunder, subject to the effect of any cross-subordination provisions described in the Prospectus Supplement for a series of Certificates;

     - funds from time to time deposited with the Trustee in accounts relating to such Trust; and

     - if so specified in the Prospectus Supplement related to a series of Certificates, rights under intercreditor agreements relating to cross-subordination arrangements and monies receivable under a liquidity facility.

     Each Certificate will represent a pro rata share of the outstanding principal amount of the Equipment Notes held in the related Trust and, unless otherwise specified in the applicable Prospectus Supplement, will be issued in minimum denominations of $1,000 or any integral multiple thereof except that one Certificate of each series may be issued in a different denomination. The Certificates do not represent an interest in or obligation of us, the Trustee, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant, or any affiliate of any thereof. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property as provided in the Basic Agreement and the applicable Trust Supplement.

     The Equipment Notes issued under an Indenture may be held in more than one Trust and one Trust may hold Equipment Notes issued under more than one Indenture (each Indenture the Equipment Notes of which are held in a Trust, a "Related Indenture"). Unless otherwise provided in a Prospectus Supplement, only Equipment Notes having the same priority of payment (the Equipment Notes of any such priority, a "Class") may be held in the same Trust.

     Interest will be passed through to Certificateholders of each Trust at the rate per annum payable on the Equipment Notes held in such Trust, as set forth for such Trust on the cover page of the applicable Prospectus Supplement, subject to the effect of any cross-subordination provisions described in the Prospectus Supplement for a series of Certificates.

     We refer you to the Prospectus Supplement that accompanies this Prospectus for a description of the specific series of Certificates being offered thereby, including:

     - the specific designation and title of such Certificates;

     - the Regular Distribution Dates (as defined below) and Special Distribution Dates (as defined below) applicable to such Certificates;

     - the currency or currencies (including currency units) in which such Certificates may be denominated;

     - the specific form of such Certificates, including whether or not such Certificates are to be issued in accordance with a book-entry system;

     - a description of the Equipment Notes to be purchased by such Trust, including:

      - the period or periods within which, the price or prices at which, and the terms and conditions upon which such Equipment Notes may or must be redeemed or defeased in whole or in part, by us or, with respect to Leased Aircraft Notes, the Owner Trustee;

      - the payment priority of such Equipment Notes in relation to any other Equipment Notes issued with respect to the related Aircraft;

      - any additional security or liquidity enhancements therefor; and

      - any intercreditor or other rights or limitations between or among the holders of Equipment Notes of different priorities issued with respect to the same Aircraft;

     - a description of the related Aircraft;

     - a description of the related Note Purchase Agreement and Related Indentures, including a description of the events of default under the Related Indentures, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Equipment Notes;

     - if such Certificates relate to Leased Aircraft, a description of the related Leases, Trust Agreements and Participation Agreements, including:

      - the names of the related Owner Trustees;

      - a description of the events of default under the related Leases, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Leased Aircraft Notes; and

      - the rights of the related Owner Trustee, if any, and/or Owner Participant, if any, to cure our failure to pay rent under the related Lease;

     - the extent, if any, to which the provisions of the operative documents applicable to such Equipment Notes may be amended by the parties thereto without the consent of the holders of, or only upon the consent of the holders of a specified percentage of aggregate principal amount of, such Equipment Notes;

    - cross-default or cross-collateralization provisions in the Related Indentures, if any;

    - subordination provisions among the holders of Certificates, including any cross-subordination provisions among the holders of Certificates in separate Trusts; and

    - any other special terms pertaining to such Certificates.

     If any Certificates are denominated in one or more foreign currencies or currency units, the restrictions, certain United States federal income tax considerations, specific terms and other information with respect to such Certificates and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

                            BOOK-ENTRY REGISTRATION

GENERAL

     If specified in the applicable Prospectus Supplement, the Certificates will be subject to the provisions described below and under the caption
"-- Definitive Certificates".

     Upon issuance, each series of Certificates will be represented by one or more fully registered global certificates. Unless otherwise provided in a Prospectus Supplement, each global certificate will be deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. No person acquiring an interest in such Certificates ("Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Certificates, except as set forth below under "-- Definitive Certificates". Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders will refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("DTC Participants") deposit with DTC. DTC also facilitates the settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Direct and Indirect Participants are on file with the Commission.

     Certificate Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Certificates may do so only through DTC Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest from the Trustee through DTC Participants or Indirect Participants, as the case may be.

     Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, because such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments in same-day funds to each DTC Participant who is credited with ownership of the Certificates in an amount proportionate to the principal amount of each such DTC Participant's holdings of beneficial interests in the Certificates. Each such DTC Participant will thereafter forward payments to its Indirect Participants in accordance with standing instructions and customary industry practices. DTC Participants and Indirect Participants will be responsible for forwarding distributions to the Certificate Owners for whom they act.

     Unless and until the Definitive Certificates are issued under the limited circumstances described herein, the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Basic Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Certificates among DTC Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions of principal, premium, if any, and interest with respect to the Certificates. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective customers. Accordingly, although Certificate Owners will not possess the Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC will take any action permitted to be taken by a Certificateholder under the Basic Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Certificates are credited. Additionally, in the event any action requires approval by Certificateholders of a certain percentage of beneficial interest in each Trust, DTC will take such action only at the direction of and on behalf of DTC

Participants whose holdings include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holdings include such undivided interests.

     Neither we nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The applicable Prospectus Supplement will specify any additional book-entry registration procedures applicable to Certificates denominated in a currency other than United States dollars.

SAME-DAY SETTLEMENT AND PAYMENT

     So long as the Certificates are registered in the name of DTC or its nominee, all payments made by us to the Loan Trustee under any Lease or any Owned Aircraft Indenture will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Certificates of any Trust, will be passed through to DTC in immediately available funds.

     Any Certificates registered in the name of DTC or its nominee, will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Certificates will therefrom be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in same-day funds on trading activity in the Certificates.

DEFINITIVE CERTIFICATES

     Certificates will be issued in certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if:

    - We advise the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and we are unable to locate a qualified successor;

    - we elect to terminate the book-entry system through DTC; or

    - after the occurrence of certain events of default or other events specified in the related Prospectus Supplement, Certificate Owners with fractional undivided interests aggregating not less than a majority in interest in such Trust advise the Trustee, us and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the Certificate Owners' best interest. Upon the occurrence of any event described in the three subparagraphs above, the Trustee will be required to notify all Certificate Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue the Certificates as Definitive Certificates to Certificate Owners.

     Distributions of principal, premium, if any, and interest with respect to Certificates will thereafter be made by the Trustee directly in accordance with the procedures set forth in the Basic Agreement and the applicable Trust Supplements, to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

     Definitive Certificates will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the Basic Agreement and the applicable Trust Supplements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge shall be required.

PAYMENTS AND DISTRIBUTIONS

     Subject to the effect of any cross-subordination provisions set forth in the Prospectus Supplement for a series of Certificates, payments of principal, premium, if any, and interest with respect to the Equipment Notes held in each Trust will be distributed by the Trustee, upon receipt, to Certificateholders of such Trust on the dates specified in the applicable Prospectus Supplement, except in certain cases when some or all of such Equipment Notes are in default as described in the applicable Prospectus Supplement. Payments of principal of, and interest on, the unpaid principal amount of the Equipment Notes held in each Trust will be scheduled to be received by the Trustee on the dates specified in the applicable Prospectus Supplement (such scheduled payments of interest and principal on the Equipment Notes to the Trustee are herein referred to as "Scheduled Payments", and the dates specified in the applicable Prospectus Supplement for distribution of Scheduled Payments to the Trustee are herein referred to as "Regular Distribution Dates"). See "Description of the Equipment Notes -- General". Subject to the effect of any cross-subordination provisions set forth in the Prospectus Supplement for a series of Certificates, each Certificateholder of each Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal and interest made on the Equipment Notes held in the Trust.

     Payments of principal, premium, if any, and interest received by the Trustee on account of the early redemption or purchase, if any, of the Equipment Notes relating to one or more Aircraft held in a Trust, and payments, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter ("Special Payments"), received by the Trustee relating to one or more Aircraft will be distributed on the date determined as described in the applicable Prospectus Supplement (a "Special Distribution Date") except that, if specified in the applicable Prospectus Supplement, payments received by the Trustee following default in respect of the Equipment Notes on a Regular Distribution Date as a result of a drawing under any liquidity facility, as described in the applicable Prospectus Supplement (each, a "Liquidity Facility"), provided for the benefit of the specified Certificateholders shall be distributed on such Regular Distribution Date to such Certificateholders. The Trustee will mail notice to the Certificateholders of record of the applicable Trust stating any anticipated Special Distribution Date.

POOL FACTORS

     Unless otherwise described in the applicable Prospectus Supplement, the "Pool Balance" for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust other than payments made in respect of interest or premium thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust as of any Regular Distribution Date or Special Distribution Date (each, a "Distribution Date") shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date.

     Unless otherwise described in the applicable Prospectus Supplement, the "Pool Factor" for each Trust as of any Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the aggregate original face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and distribution thereof to be made on that date. The Pool Factor for each Trust will initially be 1.0000000; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the par value of the holder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Distribution Date.

     Unless there has been an early redemption, a purchase of an issue of Equipment Notes by the related Owner Trustee after an Indenture Default (as defined below), a default in the payment of principal in respect of one or more issues of the Equipment Notes held in a Trust or certain actions have been taken following a default thereon, as described in the applicable Prospectus Supplement, the Pool Factor for the Trusts will decline in proportion to the scheduled repayments of principal on the Equipment Notes held in such Trust as described in the applicable Prospectus Supplement. In the event of such redemption, purchase or payment default (if such payment is not made within five days of the Regular Distribution Date), the Pool Factor and the Pool Balance of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust. Each Trust will have a separate Pool Factor.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement, setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Trust, as to (i) and (ii) below):

     (i) the amount of such distribution allocable to principal and the amount allocable to premium, if any;

     (ii)  the amount of such distribution allocable to interest; and

     (iii) the Pool Balance and the Pool Factor for such Trust.

     So long as the Certificates are registered in the name of DTC or its nominee, on the record date prior to each Distribution Date, the Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date. On each Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners.

     In addition, after the end of each calendar year, the Trustee will furnish to each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to the Trust for such calendar year or, if such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns. Such report and such other items shall be prepared on the basis of information supplied to the Trustee by the DTC Participants and shall be delivered by the Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above.

     If the Certificates are issued in the form of Definitive Certificates, the Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of ownership of such Certificateholder appears on the records of the registrar of the Certificates.

VOTING OF EQUIPMENT NOTES

     Subject to the effect of any cross-subordination provisions set forth in the related Prospectus Supplement, the Trustee, as holder of the Equipment Notes held in each Trust, has the right to vote and give consents and waivers with respect to such Equipment Notes under the Related Indentures. The Basic Agreement and related Trust Supplement set forth:

     - the circumstances in which the Trustee may direct any action or cast any vote as the holder of the Equipment Notes held in the applicable Trust at its own discretion;

     - the circumstances in which the Trustee shall seek instructions from the Certificateholders of such Trust; and

     - the percentage of Certificateholders required to direct the Trustee to take any such action.

     If specified in the related Prospectus Supplement, the right of a Trustee to vote and give consents and waivers with respect to the Equipment Notes held in the related Trust may, in the circumstances set forth in an intercreditor agreement to be executed by such Trustee and specified in such Prospectus Supplement, be exercisable by another person specified in such Prospectus Supplement.

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

     The Prospectus Supplement will specify the events of default under the Basic Agreement (an "Event of Default") and the Related Indentures (an "Indenture Default"). The Indenture Defaults in the case of Leased Aircraft Indentures will include events of default under the related Leases (a "Lease Event of Default"). With respect to any Equipment Notes which are supported by a Liquidity Facility, the Indenture Defaults or Events of Default may include events of default under such Liquidity Facility.

     Unless otherwise provided in a Prospectus Supplement, all of the Equipment Notes issued under the same Indenture will relate to a specific Aircraft and there will be no cross-collateralization or cross-default provisions in the Indentures; accordingly, events resulting in an Indenture Default under any particular Indenture would not necessarily result in an Indenture Default occurring under any other Indenture. If an Indenture Default occurs in fewer than all of the Indentures, payments of principal and interest on the Equipment Notes issued pursuant to Indentures with respect to which an Indenture Default has not occurred will continue to be made as originally scheduled.

     As described below under "-- Cross-Subordination Issues", a Prospectus Supplement may describe the terms of any cross-subordination provisions among Certificateholders of separate Trusts. If cross-subordination is provided, payments made pursuant to a Related Indenture under which an Indenture Default has not occurred may be distributed first to the holders of the Certificates issued under the Trust which holds the most senior Equipment Notes issued under all Related Indentures.

     The ability of the applicable Owner Trustee or Owner Participant under a Leased Aircraft Indenture to cure Indenture Defaults, including an Indenture Default that results from the occurrence of a Lease Event of Default under the related Lease, will be described in the Prospectus Supplement. Unless otherwise provided in a Prospectus Supplement, with respect to any Certificates or Equipment Notes entitled to the benefits of a Liquidity Facility, a drawing under any such Liquidity Facility for the purpose of making a payment of interest as a result of our failure to have made a corresponding payment will not cure an Indenture Default or any Lease Default related to our failure.

     The Prospectus Supplement related to a series of Certificates will describe the circumstances under which the Trustee of the related Trust may vote some or all of the Equipment Notes held in such Trust. The Prospectus Supplement also will set forth the percentage of Certificateholders of such Trust entitled to direct the Trustee to take any action with respect to such Equipment Notes. If the Equipment Notes outstanding under an Indenture are held by more than one Trust, then the ability of the Certificateholders of any one Trust to cause the Loan Trustee with respect to any Equipment Notes held in such Trust to accelerate the Equipment Notes under the applicable Indenture or to direct the exercise of remedies by the Loan Trustee under the applicable Indenture will depend, in part, upon the proportion of the aggregate principal amount of the Equipment Notes outstanding under such Indenture and held in such Trust to the aggregate principal amount of all Equipment Notes outstanding under such Indenture.

     In addition, if cross-subordination provisions are applicable to any series of Certificates, then the ability of the Certificateholders of any one Trust holding Equipment Notes issued under an Indenture to cause the Loan Trustee with respect to any Equipment Notes held in such Trust to accelerate the Equipment Notes under such Indenture or to direct the exercise of remedies by the Loan Trustee under such Indenture will depend, in part, upon the Class of Equipment Notes held in such Trust. If the Equipment Notes outstanding under an Indenture are held by more than one Trust, then each Trust will hold Equipment Notes with different terms from the Equipment Notes held in the other Trusts and therefore the Certificateholders of each Trust may have divergent or conflicting interests from those of the Certificateholders of the other Trusts holding Equipment Notes issued under the same Indenture. In addition, so long as the same institution acts as Trustee of each Trust, in the absence of instructions from the Certificateholders of any such Trust, the Trustee for such Trust could for the same reason be faced with a potential conflict of interest upon an Indenture Default.

In such event, the Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the Basic Agreement.

     The Prospectus Supplement for a series of Certificates will specify whether and under what circumstances the Trustee may sell for cash to any person all or part of the Equipment Notes held in the related Trust. Any proceeds received by the Trustee upon any such sale will be deposited in an account established by the Trustee for the benefit of the Certificateholders of such Trust for the deposit of such Special Payments (the "Special Payments Account") and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date.

     The market for Equipment Notes in default may be very limited, and we cannot assure you that they could be sold for a reasonable price. Furthermore, so long as the same institution acts as Trustee of multiple Trusts, it may be faced with a conflict in deciding from which Trust to sell Equipment Notes to available buyers. If the Trustee sells any such Equipment Notes with respect to which an Indenture Default exists for less than their outstanding principal amount, the Certificateholders of such Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us, any Owner Trustee, Owner Participant or the Trustee. Furthermore, unless otherwise specified in the applicable Prospectus Supplement, neither the Trustee nor the Certificateholders of such Trust could take any action with respect to any remaining Equipment Notes held in such Trust so long as no Indenture Defaults exist with respect thereto.

     Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Loan Trustee under any Indenture on account of the Equipment Notes held in such Trust following an Indenture Default under such Indenture will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. In addition, if a Prospectus Supplement provides that the applicable Owner Trustee may, under circumstances specified therein, redeem or purchase the outstanding Equipment Notes issued under the applicable Indenture, the price paid by such Owner Trustee to the Trustee of any Trust for the Equipment Notes issued under such Indenture and held in such Trust will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date.

     Any funds representing payments received with respect to any Equipment Notes in default held in a Trust, or the proceeds from the sale by the Trustee of any such Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by the Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. "Permitted Investments" will be specified in the related Prospectus Supplement.

     The Basic Agreement provides that the Trustee of each Trust will give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it. The Basic Agreement requires the Trustee of each Trust to provide notice of default within 90 days after the occurrence of the default. However, in the case of default in the payment of principal, premium, if any, or interest on any of the Equipment Notes held in such Trust, the Trustee will be protected in withholding such notice if it in good faith determines that withholding the notice is in the interests of such Certificateholders. The term "default" as used in this paragraph means only the occurrence of an Indenture Default with respect to Equipment Notes held in a Trust as described above, except that in determining whether any such Indenture Default has occurred, any grace period or notice will be disregarded.

     The Basic Agreement requires the Trustee of each Trust to act with a specified standard of care while a default is continuing under the Related Indenture. In addition, the Basic Agreement contains a provision entitling the Trustee to require reasonable security or indemnification by the Certificateholders of such Trust before proceeding to exercise any right or power under the Basic Agreement at the request of those Certificateholders.

     The Prospectus Supplement for a series of Certificates will specify the percentage of Certificateholders entitled to waive, or to instruct the Trustee to waive, any past Event of Default with respect to such Trust and

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

its consequences. The Prospectus Supplement for a series of Certificates also will specify the percentage of Certificateholders entitled to waive, or to instruct the Trustee or the Loan Trustee to waive, any past Indenture Default under any Related Indenture and thereby annul any direction given with respect thereto.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     We will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of our assets as an entirety to any other corporation unless the surviving, successor or transferee corporation:

     - is validly existing under the laws of the United States or any state thereof;

     - is a "citizen of the United States" (as defined in Title 49 of the United States Code relating to aviation (the "Transportation Code")) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the Bankruptcy Code; and

     - expressly assumes all of our obligations contained in the Basic Agreement and any Trust Supplement, the Note Purchase Agreements, any Owned Aircraft Indentures, the Participation Agreements and with respect to Aircraft leased by us, the Leases.

     In addition, we will be required to deliver a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with these conditions.

     The Pass Through Trust Agreements, the Note Purchase Agreement, the Indentures, the Participation Agreements and the Leases will not contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in our change of control.

MODIFICATIONS OF THE BASIC AGREEMENT

     The Basic Agreement contains provisions permitting us and the Trustee of each Trust to enter into supplemental trust agreements, without the consent of the holders of any of the Certificates of such Trust, in order to do the following:

     - to provide for the formation of a Trust to issue additional classes of certificates and to enter into Trust Supplements setting forth the term of any such class of certificates;

     - to evidence the succession of another corporation and the assumption by such corporation of our obligations under the Basic Agreement and the applicable Trust Supplement;

     - to add to our covenants for the benefit of holders of such Certificates, or to surrender any right or power in the Basic Agreement conferred upon us;

     - to cure any ambiguity or correct or supplement any defective or inconsistent provision of the Basic Agreement or the applicable Trust Supplement or to make any other provisions with respect to matters or questions arising thereunder, provided such action shall not materially adversely affect the interests of the holders of such Certificates, or to cure any ambiguity or correct any mistake or (without limitation of the foregoing), to give effect or provide for replacement liquidity facilities, if applicable to such Certificates;

     - to comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system, on which any Certificates may be listed or of any regulatory body;

     - to modify, eliminate or add to the provisions of the Basic Agreement to the extent as shall be necessary to continue the qualification of the Basic Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and to add to the Basic Agreement such other provisions as may be expressly permitted by the Trust Indenture Act;

     - to provide for a successor Trustee or to add to or change any provision of the Basic Agreement as shall be necessary to facilitate the administration of the Trusts thereunder by more than one Trustee; and

     - to make any other amendments or modifications to the Basic Agreement, provided such amendments or modifications shall only apply to Certificates issued thereafter.

     In each case modification or supplement may not adversely affect the status of any Trust as a grantor trust for U.S. federal income tax purposes.

     The Basic Agreement also contains provisions permitting us and the Trustee of each Trust, with the consent of the Certificateholders of such Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust (and with the consent of any related Owner Trustee), to execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to such Trust, and the applicable Trust Supplement, or modifying the rights of the Certificateholders. However, no such supplement may, without the consent of each Certificateholder so affected thereby:

     - reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in such Trust or distributions in respect of any Certificate related to such Trust, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due;

     - permit the disposition of any Equipment Note held in such Trust, except as provided in the Basic Agreement or the applicable Trust Supplement, or otherwise deprive any Certificateholder of the benefit of the ownership of the applicable Equipment Notes;

     - alter the priority of distributions specified in any applicable intercreditor agreement in a manner materially adverse to the interests of the Certificateholders of such Trust;

     - reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in the Basic Agreement or the applicable Trust Supplement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in the Basic Agreement or such Trust Supplement; or

     - modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of events of default or supplemental agreements, with certain limited exceptions.

MODIFICATION OF INDENTURE AND RELATED AGREEMENTS

     The Prospectus Supplement will specify the Trustee's obligations if the Trustee, as the holder of any Equipment Notes held in a Trust, receives a request for its consent to any amendment, modification or waiver under the Indenture or other documents relating to such Equipment Notes (including any Lease with respect to Leased Aircraft Notes) or any Liquidity Facility.

CROSS-SUBORDINATION ISSUES

     The Equipment Notes issued under an Indenture may be held in more than one Trust and one Trust may hold Equipment Notes issued under more than one Related Indenture. Unless otherwise provided in a Prospectus Supplement, only Equipment Notes of the same Class may be held in the same Trust. In such event, payments made on account of a subordinate class of Certificates issued under a Prospectus Supplement may, under circumstances described in such Prospectus Supplement, be subordinated to the prior payment of all amounts owing to Certificateholders of a Trust which holds senior Equipment Notes issued under any Related Indentures. The Prospectus Supplement related to an issuance of Certificates will describe any such "cross-subordination" provisions and any related terms, including the percentage of Certificateholders under any Trust which are permitted to:

     - grant waivers of defaults under any Related Indenture;

     - consent to the amendment or modification of any Related Indenture; or

     - direct the exercise of remedial actions under any Related Indenture.

     Payments made on account of Certificates may also be subordinated to the rights of the provider of any related Liquidity Facility, as described below.

TERMINATION OF THE TRUSTS

     Our obligations and those of the Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the Basic Agreement and the applicable Trust Supplement and the disposition of all property held in such Trust. The Trustee will send to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the Trustee specified in such notice of termination.

DELAYED PURCHASE OF EQUIPMENT NOTES

     On the issuance date of any Certificates, if all of the proceeds from the sale of such Certificates are not used to purchase the Equipment Notes contemplated to be held in the related Trust, such Equipment Notes may be purchased by the Trustee at any time on or prior to the date specified in the applicable Prospectus Supplement. In such event, the proceeds from the sale of such Certificates not used to purchase Equipment Notes will be held under an arrangement described in the applicable Prospectus Supplement pending the purchase of the Equipment Notes. The arrangements with respect to the payment of interest on funds so held will be described in the applicable Prospectus Supplement. If any such proceeds are not subsequently utilized to purchase Equipment Notes by the relevant date specified in the applicable Prospectus Supplement, the proceeds will be returned to the Certificateholders.

LIQUIDITY FACILITY

     The related Prospectus Supplement may provide that distributions made by the Trustee with respect to the related Certificates will be supported by a Liquidity Facility issued by an institution identified in the related Prospectus Supplement. The provider of such Liquidity Facility may have a claim senior to the Certificateholders' as specified in the related Prospectus Supplement.

THE TRUSTEE

     Unless otherwise provided in the Prospectus Supplement for any series of Certificates, the Trustee for each series of Certificates will be Wilmington Trust Company. With certain exceptions, the Trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Leases or other related documents. The Trustee will not be liable with respect to any series of Certificates for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding Certificates of such series issued under the Basic Agreement. Subject to such provisions, such Trustee will be under no obligation to exercise any of its rights or powers under the Basic Agreement at the request of any holders of Certificates issued thereunder unless they shall have offered to the Trustee indemnity satisfactory to it. The Basic Agreement provides that the Trustee in its individual or any other capacity may acquire and hold Certificates and, subject to certain conditions, may otherwise deal with us and, with respect to the Leased Aircraft, with any Owner Trustee with the same rights it would have if it were not the Trustee.

     The Trustee may resign with respect to any or all of the Trusts at any time, in which event we will be obligated to appoint a successor trustee. If the Trustee ceases to be eligible to continue as Trustee with respect to a Trust or becomes incapable of acting as Trustee or becomes insolvent, we may remove such Trustee, or any Certificateholder of such Trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a

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

successor trustee. Any resignation or removal of the Trustee with respect to a Trust and appointment of a successor trustee for such Trust does not become effective until acceptance of the appointment by the successor trustee. Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Trust. All references in this Prospectus to the Trustee should be read to take into account the possibility that the Trusts could have different successor trustees in the event of such a resignation or removal.

     The Basic Agreement provides that we will pay the Trustee's fees and expenses and indemnify the Trustee against certain liabilities.

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The statements made under this caption are summaries and we refer you to the entire Prospectus and detailed information appearing in the applicable Prospectus Supplement. Where no distinction is made between the Leased Aircraft Notes and the Owned Aircraft Notes or between their respective Indentures, such statements refer to any Equipment Notes and any Indenture.

     To the extent that any provision in any Prospectus Supplement is inconsistent with any provision in this summary, the provision of such Prospectus Supplement will control.

GENERAL

     Equipment Notes will be issued under Indentures either (a) between the related Owner Trustee of a trust for the benefit of the Owner Participant who is the beneficial owner of the related Aircraft, and the related Loan Trustee, or
(b) between us and the related Loan Trustee. The Equipment Notes issued pursuant to clause (a) of the preceding sentence will be nonrecourse obligations of the applicable Owner Trust. Each Equipment Note will be authenticated under an Indenture by the Loan Trustee. All Equipment Notes issued under the same Indenture will relate to, and be secured by, one or more Aircraft identified and described in the related Prospectus Supplement and which, in the case of the Equipment Notes issued as described in such clause (a), are leased to us pursuant to a Lease between the Owner Trustee under the applicable Owner Trust and us or, in the case of Equipment Notes issued as described in clause (b), owned by us.

     With respect to each Leased Aircraft, the related Owner Trustee has acquired or will acquire such Aircraft, will grant a security interest in such Aircraft to the related Loan Trustee as security for the payments of the related Leased Aircraft Notes, and has leased or will lease such Aircraft to us pursuant to the related Lease which has been or will be assigned to the related Loan Trustee. Pursuant to each such Lease, we will be obligated to make or cause to be made rental and other payments to the related Loan Trustee on behalf of the related Owner Trustee.

PRINCIPAL AND INTEREST PAYMENTS

     Interest received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth in the applicable Prospectus Supplement until the final distribution for such Trust. Principal payments received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth in the applicable Prospectus Supplement until the final distribution date for such Trust.

     If any date scheduled for any payment of principal, premium, if any, or interest with respect to Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day without any additional interest.

REDEMPTION

     The applicable Prospectus Supplement will describe the circumstances, whether voluntary or involuntary, under which the Equipment Notes may be redeemed or purchased prior to the stated maturity date thereof, in whole or in part, the premium, if any, applicable upon certain redemptions or purchases and other terms applying to the redemptions or purchases of such Equipment Notes.

SECURITY

     The Leased Aircraft Notes will be secured by:

     - an assignment by the related Owner Trustee to the related Loan Trustee of such Owner Trustee's rights (except for certain rights, including those described below) under the Lease or Leases with respect to the related Aircraft, including the right to receive payments of rent thereunder; and

     - a mortgage granted to such Loan Trustee in such Aircraft, subject to our rights under such Lease or Leases.

     Under the terms of each Lease, our obligations in respect of each Leased Aircraft will be those of a Lessee under a "net lease". Accordingly, we will be obligated, among other things and at our expense, to cause each Leased Aircraft to be duly registered, to pay all costs of operating such Aircraft and to maintain, service, repair and overhaul such Aircraft (or cause it to be maintained, serviced, repaired and overhauled). With respect to the Leased Aircraft, the assignment by the related Owner Trustee to the related Loan Trustee of its rights under the related Lease will exclude, among other things:

     - rights of such Owner Trustee and the related Owner Participant relating to indemnification by us for certain matters;

     - insurance proceeds payable to such Owner Trustee in its individual capacity and to such Owner Participant under liability insurance maintained by us pursuant to such Lease or by such Owner Trustee or such Owner Participant;

     - insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant pursuant to such Lease; and

     - any rights of such Owner Participant or such Owner Trustee to enforce payment of the foregoing amounts and their respective rights to the proceeds of the foregoing.

     The Owned Aircraft Notes will be secured by a mortgage granted to the related Loan Trustee of all of our right, title and interest in and to the Owned Aircraft specified in the related Owned Aircraft Indenture. Under the terms of each Owned Aircraft Indenture, we will be obligated, among other things and at our expense, to cause each Owned Aircraft to be duly registered, to pay all costs of operating such Aircraft and to maintain, service, repair and overhaul such Aircraft (or cause it to be maintained, serviced, repaired and overhauled).

     The Prospectus Supplement will describe the required insurance coverage with respect to the Aircraft.

     We will be required, except under certain circumstances, to keep each Aircraft registered under the Transportation Code, and to record the Indenture and the Lease, if applicable, among other documents, with respect to each Aircraft under the Transportation Code. Recordation of the Indenture, the Lease, if applicable, and other documents with respect to each Aircraft will give the related Loan Trustee a perfected security interest in the related Aircraft whenever it is located in the United States or any of its territories and possessions. The Convention on the International Recognition of Rights in Aircraft (the "Convention") provides that this security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention.

     We will have the right, subject to certain conditions, at our own expense to register each Aircraft in countries other than the United States. Each Aircraft may also be operated by us or under lease, sublease or interchange arrangements in countries that are not parties to the Convention. The extent to which the related Loan Trustee's security interest would be recognized in an Aircraft located in a country that is not a party to the Convention, and the extent to which such security interest would be recognized in a jurisdiction adhering to the Convention if the Aircraft is registered in a jurisdiction not a party to the Convention, is uncertain. Moreover, in the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

     Unless otherwise specified in the applicable Prospectus Supplement, the Equipment Notes will not be cross-collateralized and consequently the Equipment Notes issued in respect of any one Aircraft will not be secured by any other Aircraft or, in the case of Leased Aircraft Notes, the Lease related thereto. Unless and until an Indenture Default with respect to a Leased Aircraft has occurred and is continuing, the related Loan Trustee may exercise only limited rights of the related Owner Trustee under the related Lease.

     Cash, if any, held from time to time by the Loan Trustee with respect to any Aircraft, prior to the distribution thereof, will be invested and reinvested by such Loan Trustee at the direction of the related Owner Trustee in the case of a Leased Aircraft or us in the case of an Owner Aircraft in certain investments described in the applicable Indenture.

     Section 1110 of the U.S. Bankruptcy Code ("Section 1110") provides in relevant part that the right of lessors, conditional vendors and holders of security interests with respect to "equipment" (as defined in Section 1110) to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected by:

     - the automatic stay provision of the U.S. Bankruptcy Code, which provision enjoins repossessions by creditors for the duration of the reorganization period;

     - the provision of the U.S. Bankruptcy Code allowing the trustee in reorganization to use property of the debtor during the reorganization period;

     - Section 1129 of the U.S. Bankruptcy Code (which governs the confirmation of plans of reorganization in Chapter 11 cases); and

     - any power of the bankruptcy court to enjoin a repossession.

     Section 1110 provides, however, in relevant part that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of an event of default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if, within such 60-day period (or such longer period consented to by the lessor, conditional vendor or holder of a security interest), the trustee in reorganization agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor).

     "Equipment" is defined in Section 1110, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that is a citizen of the United States (as defined in Section 40102 of Title 49 of the U.S. Code) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo (subject to certain limitations in the case of equipment first placed in service on or prior to October 22, 1994).

     In connection with any issuance of Certificates under this Prospectus and the applicable Prospectus Supplement, it is a condition to the Trustee's obligation to purchase Equipment Notes with respect to each Aircraft that our outside counsel provide its opinion to such Trustee that:

     - if such Aircraft is a Leased Aircraft, the Owner Trustee, as lessor under the Lease for such Aircraft, and the Loan Trustee, as assignee of such Owner Trustee's rights under such Lease pursuant to the applicable Indenture, will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising such Aircraft; or

     - if such Aircraft is an Owned Aircraft, the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising such Owned Aircraft, in each case assuming we are a "citizen of the United States" as defined in
Section 40102 of Title 49 of the U.S. Code holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.

     The opinion will not address the possible replacement of an Aircraft after an Event of Loss (as defined in the Indenture) in the future. The opinion will also not address the availability of Section 1110 with respect to any possible sublessee of a Leased Aircraft subleased by us or to any possible lessee of an Owned Aircraft if it is leased by us.

RANKING OF EQUIPMENT NOTES

     Some of the Equipment Notes related to one or more Aircraft, as described in the related Prospectus Supplement, may be subordinated and junior in right of payment to other Equipment Notes related to the same Aircraft. The terms of such subordination, if any, will be described in the related Prospectus Supplement.

PAYMENTS AND LIMITATION OF LIABILITY

     We will lease each Leased Aircraft from the related Owner Trustee for a term commencing on the delivery date of the Aircraft to such Owner Trustee and expiring on a date not earlier than the latest maturity date of the related Leased Aircraft Notes, unless previously terminated as permitted by the terms of the related Lease. We will make basic rent and other payments under each such Lease to the related Owner Trustee, as lessor. The related Owner Trustee will assign these payments under the applicable Indenture to the related Loan Trustee to provide the funds necessary to pay principal of, premium, if any, and interest due from such Owner Trustee on the Leased Aircraft Notes issued under such Indenture. In certain cases, the basic rent payments under a Lease may be adjusted, but each Lease will provide that under no circumstances will our rent payments be less than the scheduled payments on the related Leased Aircraft Notes. The balance of any basic rent payment under each Lease, after payment of amounts due on the Leased Aircraft Notes issued under the Indenture corresponding to such Lease, will be paid over to the applicable Owner Trustee. Our obligation to pay rent and to cause other payments to be made under each Lease will be our general obligation.

     Except in circumstances in which we purchase a Leased Aircraft and assume the related Leased Aircraft Notes, the Leased Aircraft Notes will not be our general obligation. None of the Owner Trustees, the Owner Participants or the Loan Trustees shall be personally liable to any holder of such Leased Aircraft Notes for amounts payable under such Leased Aircraft Notes. Except as provided in the Indentures relating to the Leased Aircraft Notes, no Owner Trustee or Loan Trustee will be liable for or incur any liability under such Indentures. Except in the circumstances referred to above, all amounts payable under any Leased Aircraft Notes (other than payments made in connection with an optional redemption or purchase by the related Owner Trustee or the related Owner Participant) will be made only from:

     - the assets subject to the lien of the applicable Indenture with respect to such Aircraft or the income and proceeds received by the related Loan Trustee therefrom (including rent payable by us under the related Lease); or

     - if so provided in the related Prospectus Supplement, the applicable Liquidity Facility.

     With respect to the Leased Aircraft Notes, except as otherwise provided in the applicable Indenture, no Owner Trustee shall be personally liable for any amount payable or for any statements, representations, warranties, agreements or obligations under any such Indenture or under such Leased Aircraft Notes except for its own willful misconduct or gross negligence. None of the Owner Participants shall have any duty or responsibility under the Leased Aircraft Indentures or under such Leased Aircraft Notes to the related Loan Trustee or to any holder of any such Leased Aircraft Note.

     Our obligations under each Owned Aircraft Indenture and under the Owned Aircraft Notes will be our general obligation.

DEFEASANCE OF THE INDENTURES AND THE EQUIPMENT NOTES IN CERTAIN CIRCUMSTANCES

     Unless otherwise specified in the applicable Prospectus Supplement, each Indenture may provide that the obligations of the related Loan Trustee, the related Owner Trustee, or us under the applicable Indenture will be deemed to have been discharged and paid in full on the 91st day after the date of irrevocable deposit with the related Loan Trustee of money or certain obligations of the United States or any agency or instrumentality thereof the payment of which is backed by the full faith and credit of the United States which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an aggregate amount sufficient to pay when due (including as a consequence of redemption in respect of which notice is given on or prior to the date of such deposit) principal of, premium, if any, and interest on all Equipment Notes issued thereunder in accordance with the terms of such Indenture.

     Such discharge may occur only if, among other things:

     - we have delivered an opinion of counsel to the effect that holders of such Equipment Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred; or

     - there has been published by the Internal Revenue Service a ruling to the effect that holders of such Equipment Notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred.

     Upon such defeasance, or upon payment in full of the principal of, premium, if any, and interest on all Equipment Notes issued under any Indenture on the maturity date therefor or deposit with the applicable Loan Trustee of money sufficient therefor no earlier than one year prior to the date of such maturity, the holders of such Equipment Notes will have no beneficial interest in or other rights with respect to the related Aircraft or other assets subject to the lien of such Indenture and such lien shall terminate.

ASSUMPTION OF OBLIGATIONS BY ATLAS

     Unless otherwise specified in the applicable Prospectus Supplement with respect to Leased Aircraft, upon our exercise of any purchase options we may have under the related Lease prior to the end of the term of such Lease, we may assume on a full recourse basis all of the obligations of the Owner Trustee (other than its obligations in its individual capacity) under the Indenture with respect to such Aircraft, including the obligations to make payments in respect of the related Leased Aircraft Notes. In such event, certain relevant provisions of the related Lease, including (among others) provisions relating to maintenance, possession and use of the related Aircraft, liens, insurance and events of default will be incorporated into such Indenture, and the Leased Aircraft Notes issued under such Indenture will not be redeemed and will continue to be secured by such Aircraft.

LIQUIDITY FACILITY

     The related Prospectus Supplement may provide that one or more payments of interest on the related Equipment Notes of one or more series will be supported by a Liquidity Facility issued by an institution identified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, the provider of the Liquidity Facility will have a senior claim upon the assets securing the Equipment Notes.

INTERCREDITOR ISSUES

     Equipment Notes may be issued in different Classes, which means that the Equipment Notes may have different payment priorities even though they are issued by the same borrower and relate to the same Aircraft. In such event, the related Prospectus Supplement will describe the priority of distributions among such

Equipment Notes (and any Liquidity Facilities therefor), the ability of any Class to exercise and/or enforce any or all remedies with respect to the related Aircraft (and, if the Equipment Notes are Leased Aircraft Notes, the Lease related thereto) and certain other intercreditor terms and provisions.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Unless otherwise indicated in the applicable Prospectus Supplement, the following summary describes the material U.S. federal income tax consequences to Certificateholders of the purchase, ownership and disposition of the Certificates offered hereby and in the opinion of Cahill Gordon & Reindel, our special tax counsel ("Tax Counsel"), is accurate in all material respects. Except as otherwise specified, the summary is addressed to beneficial owners of Certificates ("U.S. Certificateholders") that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any state therein, estates the income of which is subject to U.S. federal income taxation regardless of its source and trusts that meet the following two tests: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all the substantial decisions of such trust ("U.S. Persons") that will hold the Certificates as capital assets. This summary does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold Certificates as part of a straddle or holders that have a "functional currency" other than the U.S. dollar, nor, except as specifically indicated, does it address the tax treatment of U.S. Certificateholders that do not acquire Certificates at the initial offering price as part of the initial offering thereof. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

     The summary is based upon the tax laws of the United States as in effect on the date of this Prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. Prospective investors should note that no rulings have been sought from the Internal Revenue Service (the "IRS") with respect to the federal income tax consequences discussed below, and no assurances can be given that the IRS will not take contrary positions. The Trusts are not indemnified for any U.S. federal income taxes that may be imposed upon them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the Certificates.

TAX STATUS OF THE TRUSTS

     In the opinion of Tax Counsel, each Trust will be classified as a grantor trust for U.S. federal income tax purposes.

TAXATION OF CERTIFICATEHOLDERS GENERALLY

     A U.S. Certificateholder will be treated as owning its pro rata undivided interest in each of the Equipment Notes and any other property held by the related Trust. Accordingly, each U.S. Certificateholder's share of interest paid on the Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. Certificateholder's method of accounting for U.S. federal income tax purposes, and a U.S. Certificateholder's share of premium, if any, paid on redemption of an Equipment Note will be treated as capital gain. In the event that a Trust is supported by a Liquidity Facility, any amounts received by the Trust under the Liquidity Facility with respect to unpaid interest will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace. If we were to assume an Owner Trust's obligations under Leased Aircraft Notes, such assumption would be treated for federal income tax purposes as a taxable exchange of such Leased Aircraft Notes, resulting in recognition of taxable gain or loss by the U.S. Certificateholder.

     Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee and Liquidity Facility providers (if applicable), will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

EFFECT OF SUBORDINATION OF SUBORDINATED CERTIFICATEHOLDERS

     In the event that any Trust (such Trust being a "Subordinated Trust" and the related Certificates being "Subordinated Certificates") is subordinated in right of payment to any other Trust and the Subordinated Trust receives less than the full amount of the receipts of interest, principal or premium paid with respect to the Equipment Notes held by it (any shortfall in such receipts being the "Shortfall Amounts") because of the subordination of such Trust, the corresponding owners of beneficial interests in the Subordinated Certificates (the "Subordinated Certificateholders") would probably be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the relevant preferred class of Certificateholders an amount equal to their share of such Shortfall Amount, and
(3) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Subordinated Certificateholders with respect to such Shortfall Amount.

     Under this analysis, (1) Subordinated Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the corresponding Subordinated Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the relevant preferred class of Certificateholders, (2) a loss would only be allowed to such Subordinated Certificateholders when their right to receive reimbursement of such Shortfall Amount becomes worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinated Certificateholders because such amount was previously included in income. These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

ORIGINAL ISSUE DISCOUNT

     The Equipment Notes may be issued with original issue discount ("OID"). The applicable Prospectus Supplement will state whether any Equipment Notes to be held by the related Trust will be issued with OID and, if applicable, will describe the special U.S. federal income tax rules governing debt instruments issued with OID. Generally, a holder of a debt instrument issued with OID that is not de minimis must include such OID in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest.

SALE OR OTHER DISPOSITION OF THE CERTIFICATES

     Upon the sale, exchange or other disposition of a Certificate, a U.S. Certificateholder generally will recognize capital gain or loss (subject to the possible recognition of ordinary income under market discount rules) equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) and the U.S. Certificateholder's adjusted tax basis in the related Note Purchase Agreement, Equipment Notes and any other property held by the corresponding Trust. Any gain or loss will be long-term capital gain or loss to the extent attributable to property held by the Trust for more than one year. In the case of individuals, estates and trusts, long-term capital gains generally are taxable at a lower rate than short-term capital gains. Any gain with respect to an interest in a Deposit likely will be treated as ordinary income.

FOREIGN CERTIFICATEHOLDERS

     Subject to the discussion of backup withholding below, payments of principal and interest on the Equipment Notes to, or on behalf of, any beneficial owner of a Certificate that is not a U.S. Person (a "Non-U.S. Certificateholder") will not be subject to U.S. federal withholding tax; provided, in the case of interest, that (i) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock or of any Owner Participant or any transferee of such Owner Participant's interest in the relevant Owner Trust, (ii) such Non-U.S. Certificateholder is not a controlled foreign corporation for U.S. tax purposes that is related to us or any Owner Participant or any transferee of such Owner Participant's interest in the relevant Owner Trust, (iii) such Non-U.S. Certificateholder is not a bank whose receipt of interest on the Equipment Notes is described in Section 881(c)(3)(A) of the Code, and (iv) either (A) the Non-U.S. Certificateholder provides its name and address on an IRS Form W-8BEN and certifies, under penalty of perjury, that it is not a United States holder or (B) the Non-U.S. Certificateholder holds its Certificate through certain foreign intermediaries or foreign partnerships and satisfies the certification requirements of applicable Treasury regulations.

     Any capital gain realized upon the sale, exchange, retirement or other disposition of a Certificate or upon receipt of premium paid on an Equipment Note by a Non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the Non-U.S. Certificateholder and (ii) in the case of an individual, such Non-U.S. Certificateholder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

BACKUP WITHHOLDING

     Payments made on the Certificates and proceeds from the sale of Certificates will not be subject to a backup withholding tax of 31% unless, in general, the Certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code.

                              ERISA CONSIDERATIONS

     Unless otherwise indicated in the applicable Prospectus Supplement, the Certificates may, subject to certain legal restrictions, be purchased and held by an employee benefit plan (a "Plan") subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or an individual retirement account or an employee benefit plan subject to section 4975 of the Code. A fiduciary of a Plan must determine that the purchase and holding of a Certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in section 406 of ERISA or section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to Title I of ERISA or section 4975 of the Code. The Certificates may, subject to certain legal restrictions, be purchased and held by such plans.

                              PLAN OF DISTRIBUTION

     The Certificates may be sold in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; or (iv) directly to purchasers.

     We may effect the distribution of Certificates from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Agents designated by us from time to time may solicit offers to purchase the Certificates. The applicable Prospectus Supplement will name any agent involved in the offer or sale of the Certificates and specify any commissions payable to that agent. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Certificates so offered and sold.

     If Certificates are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached. The Prospectus Supplement that the underwriters will use to resell the Certificates will specify the specific managing underwriter or underwriters, as well as any other underwriters, and the term of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers. If underwriters are utilized in the sale of the Certificates, the underwriters will acquire the Certificates for their own account and they may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If underwriters are utilized in the sale of the Certificates, unless otherwise indicated in the Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Certificates will be obligated to purchase all such Certificates if any are purchased.

     If a dealer is utilized in the sales of the Certificates, the Certificates will be sold by the Trustee to the dealer as principal. The dealer may then resell such Certificates to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Certificates so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Offers to purchase Certificates may be solicited directly and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the Certificates. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     Agents, underwriters and dealers may be entitled under relevant agreements to indemnification or contribution by us against certain liabilities, including liabilities under the Securities Act.

     Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for us and our subsidiaries in the ordinary course of business.

     If so indicated in the applicable Prospectus Supplement, we may authorize agents, underwriters or dealers to solicit offers by certain types of institutions to purchase Certificates from us at the public offering prices set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on the specified date or dates in the future. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters, dealers and agents soliciting purchases of Certificates pursuant to any such delayed delivery contracts accepted by us.

                          VALIDITY OF THE CERTIFICATES

     Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Certificates offered hereby will be passed upon for us by Cahill Gordon & Reindel, New York, New York. Unless otherwise indicated in the applicable Prospectus Supplement Cahill Gordon & Reindel will rely on the opinion of counsel for the Trustee as to certain matters relating to the authorization, execution and delivery of such Certificates by, and the valid and binding effect thereof on, such Trustee. Stephen A. Greene, a partner at Cahill Gordon & Reindel, is a member of our board of directors.

                                    EXPERTS

     The consolidated financial statements incorporated by reference in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their report, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto and are incorporated herein in reliance upon the authority of said firm as experts in giving said report.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses in connection with this offering, other than underwriting discounts and commissions, are as follows:

Securities and Exchange Commission registration fee.........  $150,000
Printing and engraving expenses.............................   100,000
Trustee and agents' fees and expenses.......................    10,000
Accountant's fees and expenses..............................    35,000
Rating Agency fees..........................................    50,000
Legal fees and expenses.....................................    85,000
Miscellaneous...............................................    45,000
                                                              --------
          Total.............................................  $475,000*

---------------
* All expenses, except the Securities and Exchange Commission registration fee, are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware General Corporation Law and the Restated Certificate of Incorporation of Atlas Air, Inc. (the "Charter") provide for indemnification of directors and officers for liabilities and expenses incurred in defending actions brought against them in such capacities. Our Charter provides that we shall indemnify our directors to the maximum extent now or hereafter permitted by law, and our officers, employees and agents to the extent required by law and may, as authorized hereafter by the Board of Directors, provide further indemnification to our officers, employees and agents to the maximum extent now or hereafter permitted by law.

     We maintain directors' and officers' liability insurance covering all of our directors and officers against claims arising out of the performance of their duties.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES.

     (a) Exhibits:

    EXHIBIT
   REFERENCE
     NUMBER                                  DOCUMENT DESCRIPTION
----------------                             --------------------
           1.1      --   Form of Underwriting Agreement relating to the Debt
                         Securities
           1.2      --   Underwriting Agreement Standard Provisions relating to the
                         Pass Through Certificates
          +3.2      --   Restated Certificate of Incorporation of the Company
           3.3      --   Amended and Restated By-Laws of the Company
           4.1      --   Form of Pass Through Trust Agreement between the Company and
                         Wilmington Trust Company, as Pass Through Trustee (with form of Pass Through Certificate attached as exhibit thereto)
           4.2      --   Form of Indenture between the Company and State Street Bank and Trust Company, as Trustee (with the form of Debt
                         Security attached as an exhibit thereto)
       ++++4.3      --   Form of 8.707% Atlas Air Pass Through Certificates Series
                         2000-1A (included in Exhibit 4.7)

    EXHIBIT
   REFERENCE
     NUMBER                                  DOCUMENT DESCRIPTION
----------------                             --------------------
       ++++4.4      --   Form of 9.057% Atlas Air Pass Through Certificates Series
                         2000-1B (included in Exhibit 4.8)
       ++++4.5      --   Form of 9.702% Atlas Air Pass Through Certificates Series
                         2000-1C (included in Exhibit 4.9)
       ++++4.6      --   Pass Through Trust Agreement, dated as of January 28, 2000, between Wilmington Trust Company, as Trustee, and Atlas Air,
                         Inc.
       ++++4.7      --   Trust Supplement No. 2000-1A, dated January 28, 2000,
                         between Wilmington Trust Company, as Trustee, and Atlas Air,
                         Inc. to Pass Through Trust Agreement, dated as of January
                         28, 2000
       ++++4.8      --   Trust Supplement No. 2000-1B, dated January 28, 2000,
                         between Wilmington Trust Company, as Trustee, and Atlas Air,
                         Inc. to Pass Through Trust Agreement dated as of January 28,
                         2000
       ++++4.9      --   Trust Supplement No. 2000-1C, dated January 28, 2000,
                         between Wilmington Trust Company, as Trustee, and Atlas Air,
                         Inc. to Pass Through Trust Agreement dated as of January 28,
                         2000
       ++++4.10     --   Revolving Credit Agreement (2000-1A), dated as of January
                         28, 2000, between Wilmington Trust Company, not in its
                         individual capacity but solely as Subordination Agent, as
                         Borrower, and Westdeutsche Landesbank Gironzentrale, as
                         Liquidity Provider
       ++++4.11     --   Revolving Credit Agreement (2000-1B), dated as of January
                         28, 2000, between Wilmington Trust Company, not in its
                         individual capacity but solely as Subordination Agent, as
                         Borrower, and Morgan Stanley Capital Services Inc., as
                         Liquidity Provider
       ++++4.12     --   Revolving Credit Agreement (2000-1C), dated as of January
                         28, 2000, between Wilmington Trust Company, not in its
                         individual capacity but solely as Subordination Agent, as
                         Borrower, and Morgan Stanley Capital Services Inc., as
                         Liquidity Provider
       ++++4.13     --   Escrow and Paying Agent Agreement (Class A) dated as of
                         January 28, 2000 among First Security Bank, National
                         Association, as Escrow Agent, Morgan Stanley & Co.
                         Incorporated, Deutsche Bank Securities Inc. and Salomon
                         Smith Barney Inc., as Placement Agents, Wilmington Trust
                         Company, as Trustee, and Wilmington Trust Company as Paying
                         Agent
       ++++4.14     --   Escrow and Paying Agent Agreement (Class B) dated as of
                         January 28, 2000 among First Security Bank, National
                         Association, as Escrow Agent, Morgan Stanley & Co.
                         Incorporated, Deutsche Bank Securities Inc. and Salomon
                         Smith Barney Inc., as Placement Agents, Wilimington Trust
                         Company, as Trustee, and Wilmington Trust Company as Paying
                         Agent
       ++++4.15     --   Escrow and Paying Agent Agreement (Class C) dated as of
                         January 28, 2000 among First Security Bank, National
                         Association, as Escrow Agent, Morgan Stanley & Co.
                         Incorporated, Deutsche Bank Securities Inc. and Salomon
                         Smith Barney Inc., as Placement Agents, Wilimington Trust
                         Company, as Trustee, and Wilmington Trust Company as Paying
                         Agent
       ++++4.16     --   Deposit Agreement (Class A), dated as of January 28, 2000, between First Security Bank, National Association, as Escrow
                         Agent, and Westdeutsche Landesbank Gironzentrale, as
                         Depositary
       ++++4.17     --   Deposit Agreement (Class B), dated as of January 28, 2000, between First Security Bank, National Association, as Escrow
                         Agent, and Westdeutsche Landesbank Gironzentrale, as
                         Depositary

    EXHIBIT
   REFERENCE
     NUMBER                                  DOCUMENT DESCRIPTION
----------------                             --------------------
       ++++4.18     --   Deposit Agreement (Class C), dated as of January 28, 2000, between First Security Bank, National Association, as Escrow
                         Agent, and Westdeutsche Landesbank Gironzentrale, as
                         Depositary
       ++++4.19     --   Registration Rights Agreement dated January 28, 2000 among
                         Atlas Air, Inc., Wilmington Trust Company, as Trustee, and
                         Morgan Stanley & Co. Incorporated, Deutsche Bank Securities
                         Inc. and Salomon Smith Barney Inc., as Placement Agents
       ++++4.20     --   Intercreditor Agreement, dated as of January 28, 2000, among
                         Wilmington Trust Company, as Trustee, Westdeutsche
                         Landesbank Gironzentrale, as Class A Liquidity Provider,
                         Morgan Stanley Capital Services, Inc., as Class B Liquidity
                         Provider and Class C Liquidity Provider, and Wilmington
                         Trust Company, as Subordination Agent and Trustee
       ++++4.21     --   Note Purchase Agreement, dated as of January 28, 2000, among
                         Atlas Air, Inc., Wilmington Trust Company, as Trustee,
                         Wilmington Trust Company, as Subordination Agent, First
                         Security Bank, National Association, as Escrow Agent, and
                         Wilmington Trust Company, as Paying Agent
       ++++4.22     --   Form of Leased Aircraft Participation Agreement
                         (Participation Agreement among Atlas Air, Inc., Lessee,
                                   , Owner Participant, First Security Bank, National
                         Association, Owner Trustee, and Wilmington Trust Company,
                         Mortgagee and Loan Participant) (Exhibit A-1 to Note
                         Purchase Agreement)
       ++++4.23     --   Form of Lease (Lease Agreement between First Security Bank,
                         National Association, Lessor, and Atlas Air, Inc., Lessee)
                         (Exhibit A-2 to Note Purchase Agreement)
       ++++4.24     --   Form of Leased Aircraft Indenture (Trust Indenture and
                         Mortgage between First Security Bank, National Association,
                         Owner Trustee, and Wilmington Trust Company, Mortgagee)
                         (Exhibit A-3 to Note Purchase Agreement)
       ++++4.25     --   Form of Leased Aircraft Trust Agreement (Trust Agreement
                         between           and First Security Bank, National
                         Association) (Exhibit A-5 to Note Purchase Agreement)
       ++++4.26     --   Form of Owned Aircraft Participation Agreement
                         (Participation Agreement between Atlas Air, Inc., Owner, and
                         Wilmington Trust Company, as Mortgagee, Subordination Agent
                         and Trustee) (Exhibit C-1 to Note Purchase Agreement)
       ++++4.27     --   Form of Owned Aircraft Indenture (Trust Indenture and
                         Mortgage between Atlas Air, Inc., Owner, and Wilmington
                         Trust Company, as Mortgagee) (Exhibit C-2 to Note Purchase
                         Agreement)
           5.1      --   Opinion of Cahill Gordon & Reindel as to the legality of the
                         Debt Securities
           5.2      --   Opinion of Cahill Gordon & Reindel as to the legality of the
                         Pass Through Certificates
         +10.14     --   Boeing 747 Maintenance Agreement dated January 1, 1995,
                         between the Company and KLM Royal Dutch Airlines, as amended
         #10.15     --   Atlas Air, Inc. 1995 Long Term Incentive and Stock Award
                         Plan (including Amendments One through Seven)
         #10.16     --   Atlas Air, Inc. Employee Stock Purchase Plan (including
                         First Amendment)
      @@@@10.17     --   Amended Atlas Air, Inc. Profit Sharing Plan
         +10.18     --   Atlas Air, Inc. Retirement Plan
         @10.19     --   Employment Agreement between the Company and Michael A.
                         Chowdry
      ++++10.20     --   Employment Agreement between the Company and Richard H.
                         Shuyler
         @10.23     --   Employment Agreement between the Company and James T.
                         Matheny

    EXHIBIT
   REFERENCE
     NUMBER                                  DOCUMENT DESCRIPTION
----------------                             --------------------
         +10.26     --   Maintenance Agreement between the Company and Hong Kong
                         Aircraft Engineering Company Limited dated April 12, 1995, for the performance of certain maintenance events
       ***10.53     --   Secured Loan Agreement by and between the Company and Finova
                         Capital Corporation dated April 11, 1996
  ***/****10.55     --   Engine Maintenance Agreement between the Company and General
                         Electric Company dated June 6, 1996
        **10.56     --   Employment Agreement dated as of May 1, 1997 between the
                         Company and Stanley G. Wraight
     +++++10.58     --   Fourth Amended and Restated Credit Agreement among the
                         Company, the Lenders listed therein, Goldman Sachs Credit
                         Partners L.P. (as Syndication Agent) and Bankers Trust
                         Company (as Administrative Agent) dated April 25, 2000
        **10.72     --   Form of Indenture, dated August 13, 1997, between the
                         Company and State Street Bank and Trust Company, as Trustee,
                         relating to the 10 3/4% Senior Notes (with form of Note
                         attached as exhibit thereto)
   **/****10.86     --   Purchase Agreement Number 2021 between The Boeing Company
                         and the Company dated June 6, 1997
        **10.87     --   Aircraft General Terms Agreement between The Boeing Company and the Company dated June 6, 1997
        ++10.90     --   Pass Through Trust Agreement, dated as of February 9, 1998, between the Company and Wilmington Trust Company, as
                         Trustee, relating to the Atlas Air Pass Through Trust
                         1998-1A-0
        ++10.91     --   Pass Through Trust Agreement, dated as of February 9, 1998, between the Company and Wilmington Trust Company, as
                         Trustee, relating to the Atlas Air Pass Through Trust
                         1998-1A-S
        ++10.92     --   Pass Through Trust Agreement, dated as of February 9, 1998, between the Company and Wilmington Trust Company, as
                         Trustee, relating to the Atlas Air Pass Through Trust
                         1998-1B-0
        ++10.93     --   Pass Through Trust Agreement, dated as of February 9, 1998, between the Company and Wilmington Trust Company, as
                         Trustee, relating to the Atlas Air Pass Through Trust
                         1998-1B-S
        ++10.94     --   Pass Through Trust Agreement, dated as of February 9, 1998, between the Company and Wilmington Trust Company, as
                         Trustee, relating to the Atlas Air Pass Through Trust
                         1998-1C-0
        ++10.95     --   Pass Through Trust Agreement, dated as of February 9, 1998, between the Company and Wilmington Trust Company, as
                         Trustee, relating to the Atlas Air Pass Through Trust
                         1998-1C-S
        ++10.96     --   Deposit Agreement (Class A), dated as of February 9, 1998, between First Security Bank, National Association, as Escrow
                         Agent, and ABN AMRO Bank N.V., acting through its Chicago
                         Branch, as Depositary
        ++10.97     --   Deposit Agreement (Class B), dated as of February 9, 1998, between First Security Bank, National Association, as Escrow
                         Agent, and ABN AMRO Bank N.V., acting through its Chicago
                         Branch, as Depositary
        ++10.98     --   Deposit Agreement (Class C), dated as of February 9, 1998, between First Security Bank, National Association, as Escrow
                         Agent, and ABN AMRO Bank N.V., acting through its Chicago
                         Branch, as Depositary

    EXHIBIT
   REFERENCE
     NUMBER                                  DOCUMENT DESCRIPTION
----------------                             --------------------
        ++10.99     --   Indemnity Agreement, dated as of February 9, 1998, between
                         ABN AMRO Bank N.V., acting through its Chicago Branch, as
                         Depositary, and the Company
        ++10.100    --   Escrow and Paying Agent Agreement (Class A), dated as of
                         February 9, 1998, among First Security Bank, National
                         Association, as Escrow Agent, Morgan Stanley & Co.
                         Incorporated, BT Alex. Brown Incorporated, Donaldson, Lufkin
                         & Jenrette Securities Corporation and Goldman, Sachs & Co.,
                         as Placement Agents, Wilmington Trust Company, not in its
                         individual capacity, but solely as Pass Through Trustee, and
                         Wilmington Trust Company, as Paying Agent
        ++10.101    --   Escrow and Paying Agent Agreement (Class B), dated as of
                         February 9, 1998, among First Security Bank, National
                         Association, as Escrow Agent, Morgan Stanley & Co.
                         Incorporated, BT Alex. Brown Incorporated, Donaldson, Lufkin
                         & Jenrette Securities Corporation and Goldman, Sachs & Co.,
                         as Placement Agents, Wilmington Trust Company, not in its
                         individual capacity, but solely as Pass Through Trustee, and
                         Wilmington Trust Company, as Paying Agent
        ++10.102    --   Escrow and Paying Agent Agreement (Class C), dated as of
                         February 9, 1998, among First Security Bank, National
                         Association, as Escrow Agent, Morgan Stanley & Co.
                         Incorporated, BT Alex. Brown Incorporated, Donaldson, Lufkin
                         & Jenrette Securities Corporation and Goldman, Sachs & Co.,
                         as Placement Agents, Wilmington Trust Company, not in its
                         individual capacity, but solely as Pass Through Trustee, and
                         Wilmington Trust Company, as Paying Agent
        ++10.103    --   Revolving Credit Agreement (1998-1A), dated as of February
                         9, 1998, between Wilmington Trust Company, not in its
                         individual capacity but solely as Subordination Agent, as
                         Borrower, and ABN AMRO Bank N.V., acting through its Chicago
                         Branch as Liquidity Provider
        ++10.104    --   Revolving Credit Agreement (1998-1B), dated as of February
                         9, 1998, between Wilmington Trust Company, not in its
                         individual capacity but solely as Subordination Agent, as
                         Borrower, and Morgan Stanley Capital Services, Inc., as
                         Liquidity Provider
        ++10.105    --   Revolving Credit Agreement (1998-1C), dated as of February
                         9, 1998, between Wilmington Trust Company, not in its
                         individual capacity but solely as Subordination Agent, as
                         Borrower, and Morgan Stanley Capital Services, Inc., as
                         Liquidity Provider
        ++10.106    --   Guarantee, dated as of February 9, 1998, from Morgan
                         Stanley, Dean Witter, Discover & Co. to Atlas Air, Inc. Pass
                         Through Trust 1998-B relating to Class B Liquidity Facility
        ++10.107    --   Guarantee, dated as of February 9, 1998, from Morgan
                         Stanley, Dean Witter, Discover & Co. to Atlas Air, Inc. Pass
                         Through Trust 1998-C relating to Class C Liquidity Facility
        ++10.108    --   Intercreditor Agreement, dated as of February 9, 1998, among
                         Wilmington Trust Company, not in its individual capacity but solely as Trustee, ABN AMRO Bank N.V., acting through its
                         Chicago Branch, as Class A Liquidity Provider, Morgan
                         Stanley Capital Services, Inc., as Class B Liquidity
                         Provider and Class C Liquidity Provider, and Wilmington
                         Trust Company
        ++10.109    --   Note Purchase Agreement, dated as of February 9, 1998, among the Company, Wilmington Trust Company and First Security
                         Bank, National Association
     *****10.111    --   Form of Indenture, dated April 9, 1998, between the Company and State Street Bank and Trust company, as Trustee,
                         relating to the 9 1/4% Senior Notes (with form of Note
                         attached as exhibit thereto)
****/*****10.114    --   Engine Maintenance Agreement between the Company and GE
                         Engine Services, Inc.

    EXHIBIT
   REFERENCE
     NUMBER                                  DOCUMENT DESCRIPTION
----------------                             --------------------
****/*****10.115    --   Engine Maintenance Agreement between the Company and GE
                         Engine Services, Inc.
****/*****10.116    --   General Terms Agreement between the Company and General
                         Electric Company dated June 6, 1997
    ******10.117    --   Form of Indenture, dated November 18, 1998, between the
                         Company and State Street Bank and Trust Company, as Trustee,
                         relating to the 9 3/8% Senior Notes (with form of Note
                         attached as exhibit thereto)
       @@@10.118    --   Employment Agreement dated June 22, 1998, between the
                         Company and Thomas G. Scott
       +++10.120    --   Revolving Credit Agreement (1999-1A-1), dated as of April
                         13, 1999, between Wilmington Trust Company, as Subordination
                         Agent, and ABN AMRO Bank N.V., Chicago Branch, as Liquidity
                         Provider
       +++10.121    --   Revolving Credit Agreement (1999-1A-2), dated as of April
                         13, 1999, between Wilmington Trust Company, as Subordination
                         Agent, and ABN AMRO Bank N.V., Chicago Branch, as Liquidity
                         Provider
       +++10.122    --   Revolving Credit Agreement (1999-1B), dated as of April 13,
                         1999, between Wilmington Trust Company, as Subordination
                         Agent, and Morgan Stanley Capital Services, Inc., as
                         Liquidity Provider
       +++10.123    --   Revolving Credit Agreement (1999-1C), dated as of April 13,
                         1999, between Wilmington Trust Company, as Subordination
                         Agent, and Morgan Stanley Capital Services, Inc., as
                         Liquidity Provider
       +++10.124    --   Guarantee, dated April 13, 1999, by Morgan Stanley Dean
                         Witter & Co. relating to Revolving Credit Agreement
                         (1999-1B)
       +++10.125    --   Guarantee, dated April 13, 1999, by Morgan Stanley Dean
                         Witter & Co. relating to Revolving Credit Agreement
                         (1999-1C)
       +++10.126    --   Pass Through Trust Agreement, dated as of April 1, 1999,
                         between Wilmington Trust Company, as Trustee, and Atlas Air,
                         Inc.
       +++10.127    --   Trust Supplement No. 1999-1A-1, dated April 13, 1999,
                         between Wilmington Trust Company, as Trustee, and Atlas Air,
                         Inc. to Pass Through Trust Agreement, dated as of April 1,
                         1999
       +++10.128    --   Trust Supplement No. 1999-1A-2, dated April 13, 1999,
                         between Wilmington Trust Company, as Trustee, and Atlas Air,
                         Inc. to Pass Through Trust Agreement, dated as of April 1,
                         1999
       +++10.129    --   Trust Supplement No. 1999-1B, dated April 13, 1999, between
                         Wilmington Trust Company, as Trustee, and Atlas Air, Inc. to
                         Pass Through Trust Agreement, dated as of April 1, 1999
       +++10.130    --   Trust Supplement No. 1999-1C, dated April 13, 1999, between
                         Wilmington Trust Company, as Trustee, and Atlas Air, Inc. to
                         Pass Through Trust Agreement, dated as of April 1, 1999
       +++10.131    --   Intercreditor Agreement, dated as of April 13, 1999, among
                         Wilmington Trust Company, as Trustee, ABN AMRO Bank N.V.
                         Chicago Branch, as Class A-1 Liquidity Provider and Class
                         A-2 Liquidity Provider, Morgan Stanley Capital Services,
                         Inc., as Class B Liquidity Provider and Class C Liquidity
                         Provider, and Wilmington Trust Company, as Subordination
                         Agent and Trustee
       +++10.132    --   Deposit Agreement (Class A-1), dated as of April 13, 1999, between First Security Bank, National Association, as Escrow
                         Agent, and Credit Suisse First Boston, New York Branch, as
                         Depositary

    EXHIBIT
   REFERENCE
     NUMBER                                  DOCUMENT DESCRIPTION
----------------                             --------------------
       +++10.133    --   Deposit Agreement (Class A-2), dated as of April 13, 1999, between First Security Bank, National Association, as Escrow
                         Agent, and Credit Suisse First Boston, New York Branch, as
                         Depositary
       +++10.134    --   Deposit Agreement (Class B), dated as of April 13, 1999,
                         between First Security Bank, National Association, as Escrow
                         Agent, and Credit Suisse First Boston, New York Branch, as
                         Depositary
       +++10.135    --   Deposit Agreement (Class C), dated as of April 13, 1999,
                         between First Security Bank, National Association, as Escrow
                         Agent, and Credit Suisse First Boston, New York Branch, as
                         Depositary
       +++10.136    --   Escrow and Paying Agent Agreement (Class A-1), dated as of
                         April 13, 1999, among First Security Bank, National
                         Association, as Escrow Agent, Morgan Stanley & Co.
                         Incorporated, BT Alex. Brown Incorporated, ING Baring Furman
                         Selz LLC and CIBC Oppenheimer Corp., as Underwriters,
                         Wilmington Trust Company, as Trustee, and Wilmington Trust
                         Company, as Paying Agent
       +++10.137    --   Escrow and Paying Agent Agreement (Class A-2), dated as of
                         April 13, 1999, among First Security Bank, National
                         Association, as Escrow Agent, Morgan Stanley & Co.
                         Incorporated, BT Alex. Brown Incorporated, ING Baring Furman
                         Selz LLC and CIBC Oppenheimer Corp., as Underwriters,
                         Wilmington Trust Company, as Trustee, and Wilmington Trust
                         Company, as Paying Agent
       +++10.138    --   Escrow and Paying Agent Agreement (Class B), dated as of
                         April 13, 1999, among First Security Bank, National
                         Association, as Escrow Agent, Morgan Stanley & Co.
                         Incorporated, BT Alex. Brown Incorporated, ING Baring Furman
                         Selz LLC and CIBC Oppenheimer Corp., as Underwriters,
                         Wilmington Trust Company, as Trustee, and Wilmington Trust
                         Company, as Paying Agent
       +++10.139    --   Escrow and Paying Agent Agreement (Class C), dated as of
                         April 13, 1999, among First Security Bank, National
                         Association, as Escrow Agent, Morgan Stanley & Co.
                         Incorporated, BT Alex. Brown Incorporated, ING Baring Furman
                         Selz LLC and CIBC Oppenheimer Corp., as Underwriters,
                         Wilmington Trust Company, as Trustee, and Wilmington Trust
                         Company, as Paying Agent
       +++10.140    --   Note Purchase Agreement, dated as of April 13, 1999, among
                         Atlas Air Inc., Wilmington Trust Company, as Trustee,
                         Wilmington Trust Company, as Subordination Agent, First
                         Security Bank, National Association, as Escrow Agent, and
                         Wilmington Trust Company, as Paying Agent
       +++10.141    --   Form of Leased Aircraft Participation Agreement
                         (Participation Agreement among Atlas Air, Inc., Lessee,
                                     , Owner Participant, First Security Bank,
                         National Association, Owner Trustee, and Wilmington Trust
                         Company, Mortgagee and Loan Participant) (Exhibit A-1 to
                         Note Purchase Agreement)
       +++10.142    --   Form of Lease (Lease Agreement between First Security Bank,
                         National Association, Lessor, and Atlas Air, Inc., Lessee)
                         (Exhibit A-2 to Note Purchase Agreement)
       +++10.143    --   Form of Leased Aircraft Indenture (Trust Indenture and
                         Mortgage between First Security Bank, National Association,
                         Owner Trustee, and Wilmington Trust Company, Mortgagee)
                         (Exhibit A-3 to Note Purchase Agreement)
       +++10.144    --   Form of Leased Aircraft Trust Agreement (Trust Agreement
                         between           and First Security Bank, National
                         Association) (Exhibit A-5 to Note Purchase Agreement)

    EXHIBIT
   REFERENCE
     NUMBER                                  DOCUMENT DESCRIPTION
----------------                             --------------------
       +++10.145    --   Form of Owned Aircraft Participation Agreement
                         (Participation Agreement between Atlas Air, Inc., Owner, and
                         Wilmington Trust Company, as Mortgagee, Subordination Agent
                         and Trustee) (Exhibit C-1 to Note Purchase Agreement)
       +++10.146    --   Form of Owned Aircraft Indenture (Trust Indenture and
                         Mortgage between Atlas Air, Inc., Owner, and Wilmington
                         Trust Company, Mortgagee) (Exhibit C-2 to Note Purchase
                         Agreement)
       +++10.147    --   7.20% Atlas Air Pass Through Certificate 1999-1A-1,
                         Certificate No. A-1-1
       +++10.148    --   7.20% Atlas Air Pass Through Certificate 1999-1A-1,
                         Certificate No. A-1-2
       +++10.149    --   6.88% Atlas Air Pass Through Certificate 1999-1A-2,
                         Certificate No. A-2-1
       +++10.150    --   7.63% Atlas Air Pass Through Certificate 1999-1B-1,
                         Certificate No. B-1
       +++10.151    --   8.77% Atlas Air Pass Through Certificate 1999-1C-1,
                         Certificate No. C-1
      @@@@10.152    --   Agreement of Lease between Texaco, Inc., Landlord, and the
                         Company, Tenant, 2000 Westchester Avenue, White Plains, New
                         York 10650 dated November 9, 1999
      @@@@10.153    --   Atlas Air, Inc. Annual Incentive Compensation Plan
      @@@@10.154    --   Atlas Air, Inc. Long-Term Incentive Plan
      @@@@10.155    --   Amendments to the Atlas Air, Inc. 1995 Long-Term Incentive
                         and Stock Award Plan. (The Atlas Air, Inc. 1995 Long-Term
                         Incentive and Stock Award Plan is filed as Exhibit 10.15,
                         which is incorporated by reference in this Report.)
     +++++10.156    --   Loan Agreement dated as of January 1, 1999 between the
                         Company and Michael A. Chowdry
     +++++10.157    --   Credit Agreement among Atlas Freighter Leasing III, Inc.,
                         the Lenders listed therein, and Bankers Trust Company, as
                         administrative agent, dated as of April 25, 2000
     +++++10.158    --   Lease Agreement dated as of April 25, 2000 between Atlas
                         Freighter Leasing III, Inc., as lessor, and the Company, as lessee, relating to B747-200 aircraft, U.S. Registration No.
                         N527MC
     +++++10.159    --   Lease Agreement dated as of April 25, 2000 between Atlas
                         Freighter Leasing III, Inc., as lessor, and the Company, as lessee, relating to B747-200 aircraft, U.S. Registration No.
                         N516MC
     +++++10.160    --   Lease Agreement dated as of April 25, 2000 between Atlas
                         Freighter Leasing III, Inc., as lessor, and the Company, as lessee, relating to B747-200 aircraft, U.S. Registration No.
                         N508MC
     +++++10.161    --   Lease Agreement dated as of April 25, 2000 between Atlas
                         Freighter Leasing III, Inc., as lessor, and the Company, as lessee, relating to B747-200 aircraft, U.S. Registration No.
                         N507MC
     +++++10.162    --   Lease Agreement dated as of April 25, 2000 between Atlas
                         Freighter Leasing III, Inc., as lessor, and the Company, as lessee, relating to B747-200 aircraft, U.S. Registration No.
                         N509MC
     +++++10.163    --   Lease Agreement dated as of April 25, 2000 between Atlas
                         Freighter Leasing III, Inc., as lessor, and the Company, as lessee, relating to B747-200 aircraft, U.S. Registration No.
                         N517MC
     +++++10.181    --   Lease Agreement dated as of April 25, 2000 between Atlas
                         Freighter Leasing III, Inc., as lessor, and the Company, as lessee, relating to nine General Electric CF6-50E2 Engines,
                         Manufacturer's Serial Nos. 530168, 517530, 517790, 517602,
                         530255, 517547, 517538, 517539 and 455167

    EXHIBIT
   REFERENCE
     NUMBER                                  DOCUMENT DESCRIPTION
----------------                             --------------------
     +++++10.182    --   Spare Engine Chattel Mortgage dated as of April 25, 2000
                         between Atlas Freighter Leasing III, Inc. and Bankers Trust
                         Company, as agent, relating to the CF6-80C2 Spare Engine
                         Pool
     +++++10.183    --   Spare Engine Chattel Mortgage dated as of April 25, 2000
                         between Atlas Freighter Leasing III, Inc. and Bankers Trust
                         Company, as agent, relating to the CF6-50E2 Spare Engine
                         Pool
          12.1      --   Statement regarding ratio of earnings to fixed charges
        ++21.1      --   Subsidiaries of the Registrant
          23.1      --   Consent of Independent Public Accountants
          23.2      --   Consent of Cahill Gordon & Reindel (included in Exhibits 5.1 and 5.2)
          24.1      --   Powers of Attorney (set forth on the signature page of the
                         Registration Statement)
          25.1      --   Form T-1 Statement of Eligibility under the Trust Indenture
                         Act of 1939, as amended, of Wilmington Trust Company, as
                         Pass Through Trustee for the Pass Through Certificates
          25.2      --   Form T-1 Statement of Eligibility under the Trust Indenture
                         Act of 1939, as amended, of State Street Bank and Trust
                         Company, as Trustee for the Debt Securities

---------------
           + Incorporated by reference to the exhibits to the Company's
             Registration Statement on Form S-1 (No. 33-90304).

          ++ Incorporated by reference to the exhibits to the Company's Annual
             Report for 1997 on Form 10-K.

         +++ Incorporated by reference to the exhibits to the Company's
             Registration Statement on Form S-3 (No. 333-71833).

        ++++ Incorporated by reference to the exhibits to the Company's
             Registration Statement on Form S-4 (No. 333-36268).

       +++++ Incorporated by reference to the exhibits to the Company's Current
             Report on Form 8-K dated May 25, 2000.

           @ Incorporated by reference to the exhibits to the Company's
             Registration Statement on Form S-1 (No. 33-97892).

          @@ Incorporated by reference to the exhibits to the Company's
             Registration Statement on Form S-4 (No. 333-51819).

         @@@ Incorporated by reference to the exhibits to the Company's Annual
             Report for 1998 on Form 10-K.

        @@@@ Incorporated by reference to the exhibits to the Company's Annual
             Report for 1999 on Form 10-K.

           * Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-1 (No. 333-2810).

          ** Incorporated by reference to the exhibits to the Company's
             Registration Statement on Form S-4 (No. 333-36305).

         *** Incorporated by reference to the exhibits to the Company's Annual
             Report for 1996 on Form 10-K.

        **** Portions of this document, for which the Company has been granted confidential treatment, have been redacted and filed separately with the Securities and Exchange Commission.

       ***** Incorporated by reference to the exhibits to the Company's
             Registration Statement on Form S-4 (No. 333-56391).

     ****** Incorporated by reference to the exhibits to the Company's
            Registration Statement on Form S-4 (No. 333-72211).

          # Incorporated by reference to the exhibits to the Company's
            Registration Statement on Form S-8 (No. 333-49002).

     (b) Schedules.

     All schedules are omitted as the required information is presented in the Registrant's consolidated financial statements or related notes or such schedules are not applicable.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to
        Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrants' annual report pursuant to
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to file, if necessary, an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 605(b)(2) of such Act.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase, State of New York, on the 26th day of February, 2001.

                                          ATLAS AIR, INC.

                                          By:      /s/ STUART WEINROTH
                                            ------------------------------------
                                            Name: Stuart Weinroth
                                            Title: Acting Chief Financial
                                                   Officer Vice President --
                                                   Controller Principal
                                                   Accounting Officer

                               POWERS OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes Richard H. Shuyler and Stuart Weinroth, and each of them singly, such person's true and lawful attorneys, each with full power of substitution to sign for such person and in such person's name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments thereto, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to any and all amendments.

                     SIGNATURE                                   TITLE                      DATE
                     ---------                                   -----                      ----

              /s/ RICHARD H. SHUYLER                 Chief Executive Officer,         February 26, 2001
---------------------------------------------------    Treasurer and Director
                Richard H. Shuyler

               /s/ JAMES T. MATHENY                  President, Chief Operating       February 26, 2001
---------------------------------------------------    Officer and Director
                 James T. Matheny

                  /s/ BRIAN ROWE                     Chairman of the Board of         February 26, 2001
---------------------------------------------------    Directors
                    Brian Rowe

                 /s/ BERL BERNHARD                   Director                         February 26, 2001
---------------------------------------------------
                   Berl Bernhard

               /s/ LINDA H. CHOWDRY                  Director                         February 26, 2001
---------------------------------------------------
                 Linda H. Chowdry

             /s/ LAWRENCE W. CLARKSON                Director                         February 26, 2001
---------------------------------------------------
               Lawrence W. Clarkson

               /s/ STEPHEN A. GREENE                 Director                         February 26, 2001
---------------------------------------------------
                 Stephen A. Greene

                 /s/ DAVID K.P. LI                   Director                         February 26, 2001
---------------------------------------------------
                   David K.P. Li

                                                     Director
---------------------------------------------------
                David T. McLaughlin

                                 EXHIBIT INDEX

    EXHIBIT
   REFERENCE
     NUMBER                                  DOCUMENT DESCRIPTION
----------------                             --------------------
           1.1      --   Form of Underwriting Agreement relating to the Debt
                         Securities
           1.2      --   Underwriting Agreement Standard Provisions relating to the
                         Pass Through Certificates
          +3.2      --   Restated Certificate of Incorporation of the Company
           3.3      --   Amended and Restated By-Laws of the Company
           4.1      --   Form of Pass Through Trust Agreement between the Company and
                         Wilmington Trust Company, as Pass Through Trustee (with form of Pass Through Certificate attached as exhibit thereto)
           4.2      --   Form of Indenture between the Company and State Street Bank and Trust Company, as Trustee (with the form of Debt
                         Security attached as an exhibit thereto)
       ++++4.3      --   Form of 8.707% Atlas Air Pass Through Certificates Series
                         2000-1A (included in Exhibit 4.7)
       ++++4.4      --   Form of 9.057% Atlas Air Pass Through Certificates Series
                         2000-1B (included in Exhibit 4.8)
       ++++4.5      --   Form of 9.702% Atlas Air Pass Through Certificates Series
                         2000-1C (included in Exhibit 4.9)
       ++++4.6      --   Pass Through Trust Agreement, dated as of January 28, 2000, between Wilmington Trust Company, as Trustee, and Atlas Air,
                         Inc.
       ++++4.7      --   Trust Supplement No. 2000-1A, dated January 28, 2000,
                         between Wilmington Trust Company, as Trustee, and Atlas Air,
                         Inc. to Pass Through Trust Agreement, dated as of January
                         28, 2000
       ++++4.8      --   Trust Supplement No. 2000-1B, dated January 28, 2000,
                         between Wilmington Trust Company, as Trustee, and Atlas Air,
                         Inc. to Pass Through Trust Agreement dated as of January 28,
                         2000
       ++++4.9      --   Trust Supplement No. 2000-1C, dated January 28, 2000,
                         between Wilmington Trust Company, as Trustee, and Atlas Air,
                         Inc. to Pass Through Trust Agreement dated as of January 28,
                         2000
       ++++4.10     --   Revolving Credit Agreement (2000-1A), dated as of January
                         28, 2000, between Wilmington Trust Company, not in its
                         individual capacity but solely as Subordination Agent, as
                         Borrower, and Westdeutsche Landesbank Gironzentrale, as
                         Liquidity Provider
       ++++4.11     --   Revolving Credit Agreement (2000-1B), dated as of January
                         28, 2000, between Wilmington Trust Company, not in its
                         individual capacity but solely as Subordination Agent, as
                         Borrower, and Morgan Stanley Capital Services Inc., as
                         Liquidity Provider
       ++++4.12     --   Revolving Credit Agreement (2000-1C), dated as of January
                         28, 2000, between Wilmington Trust Company, not in its
                         individual capacity but solely as Subordination Agent, as
                         Borrower, and Morgan Stanley Capital Services Inc., as
                         Liquidity Provider
       ++++4.13     --   Escrow and Paying Agent Agreement (Class A) dated as of
                         January 28, 2000 among First Security Bank, National
                         Association, as Escrow Agent, Morgan Stanley & Co.
                         Incorporated, Deutsche Bank Securities Inc. and Salomon
                         Smith Barney Inc., as Placement Agents, Wilmington Trust
                         Company, as Trustee, and Wilmington Trust Company as Paying
                         Agent

    EXHIBIT
   REFERENCE
     NUMBER                                  DOCUMENT DESCRIPTION
----------------                             --------------------
       ++++4.14     --   Escrow and Paying Agent Agreement (Class B) dated as of
                         January 28, 2000 among First Security Bank, National
                         Association, as Escrow Agent, Morgan Stanley & Co.
                         Incorporated, Deutsche Bank Securities Inc. and Salomon
                         Smith Barney Inc., as Placement Agents, Wilimington Trust
                         Company, as Trustee, and Wilmington Trust Company as Paying
                         Agent
       ++++4.15     --   Escrow and Paying Agent Agreement (Class C) dated as of
                         January 28, 2000 among First Security Bank, National
                         Association, as Escrow Agent, Morgan Stanley & Co.
                         Incorporated, Deutsche Bank Securities Inc. and Salomon
                         Smith Barney Inc., as Placement Agents, Wilimington Trust
                         Company, as Trustee, and Wilmington Trust Company as Paying
                         Agent
       ++++4.16     --   Deposit Agreement (Class A), dated as of January 28, 2000, between First Security Bank, National Association, as Escrow
                         Agent, and Westdeutsche Landesbank Gironzentrale, as
                         Depositary
       ++++4.17     --   Deposit Agreement (Class B), dated as of January 28, 2000, between First Security Bank, National Association, as Escrow
                         Agent, and Westdeutsche Landesbank Gironzentrale, as
                         Depositary
       ++++4.18     --   Deposit Agreement (Class C), dated as of January 28, 2000, between First Security Bank, National Association, as Escrow
                         Agent, and Westdeutsche Landesbank Gironzentrale, as
                         Depositary
       ++++4.19     --   Registration Rights Agreement dated January 28, 2000 among
                         Atlas Air, Inc., Wilmington Trust Company, as Trustee, and
                         Morgan Stanley & Co. Incorporated, Deutsche Bank Securities
                         Inc. and Salomon Smith Barney Inc., as Placement Agents
       ++++4.20     --   Intercreditor Agreement, dated as of January 28, 2000, among
                         Wilmington Trust Company, as Trustee, Westdeutsche
                         Landesbank Gironzentrale, as Class A Liquidity Provider,
                         Morgan Stanley Capital Services, Inc., as Class B Liquidity
                         Provider and Class C Liquidity Provider, and Wilmington
                         Trust Company, as Subordination Agent and Trustee
       ++++4.21     --   Note Purchase Agreement, dated as of January 28, 2000, among
                         Atlas Air, Inc., Wilmington Trust Company, as Trustee,
                         Wilmington Trust Company, as Subordination Agent, First
                         Security Bank, National Association, as Escrow Agent, and
                         Wilmington Trust Company, as Paying Agent
       ++++4.22     --   Form of Leased Aircraft Participation Agreement
                         (Participation Agreement among Atlas Air, Inc., Lessee,
                                   , Owner Participant, First Security Bank, National
                         Association, Owner Trustee, and Wilmington Trust Company,
                         Mortgagee and Loan Participant) (Exhibit A-1 to Note
                         Purchase Agreement)
       ++++4.23     --   Form of Lease (Lease Agreement between First Security Bank,
                         National Association, Lessor, and Atlas Air, Inc., Lessee)
                         (Exhibit A-2 to Note Purchase Agreement)
       ++++4.24     --   Form of Leased Aircraft Indenture (Trust Indenture and
                         Mortgage between First Security Bank, National Association,
                         Owner Trustee, and Wilmington Trust Company, Mortgagee)
                         (Exhibit A-3 to Note Purchase Agreement)
       ++++4.25     --   Form of Leased Aircraft Trust Agreement (Trust Agreement
                         between           and First Security Bank, National
                         Association) (Exhibit A-5 to Note Purchase Agreement)
       ++++4.26     --   Form of Owned Aircraft Participation Agreement
                         (Participation Agreement between Atlas Air, Inc., Owner, and
                         Wilmington Trust Company, as Mortgagee, Subordination Agent
                         and Trustee) (Exhibit C-1 to Note Purchase Agreement)

    EXHIBIT
   REFERENCE
     NUMBER                                  DOCUMENT DESCRIPTION
----------------                             --------------------
       ++++4.27     --   Form of Owned Aircraft Indenture (Trust Indenture and
                         Mortgage between Atlas Air, Inc., Owner, and Wilmington
                         Trust Company, as Mortgagee) (Exhibit C-2 to Note Purchase
                         Agreement)
           5.1      --   Opinion of Cahill Gordon & Reindel as to the legality of the
                         Debt Securities
           5.2      --   Opinion of Cahill Gordon & Reindel as to the legality of the
                         Pass Through Certificates
         +10.14     --   Boeing 747 Maintenance Agreement dated January 1, 1995,
                         between the Company and KLM Royal Dutch Airlines, as amended
         #10.15     --   Atlas Air, Inc. 1995 Long Term Incentive and Stock Award
                         Plan (including Amendments One through Seven)
         #10.16     --   Atlas Air, Inc. Employee Stock Purchase Plan (including
                         First Amendment)
      @@@@10.17     --   Amended Atlas Air, Inc. Profit Sharing Plan
         +10.18     --   Atlas Air, Inc. Retirement Plan
         @10.19     --   Employment Agreement between the Company and Michael A.
                         Chowdry
      ++++10.20     --   Employment Agreement between the Company and Richard H.
                         Shuyler
         @10.23     --   Employment Agreement between the Company and James T.
                         Matheny
         +10.26     --   Maintenance Agreement between the Company and Hong Kong
                         Aircraft Engineering Company Limited dated April 12, 1995, for the performance of certain maintenance events
       ***10.53     --   Secured Loan Agreement by and between the Company and Finova
                         Capital Corporation dated April 11, 1996
  ***/****10.55     --   Engine Maintenance Agreement between the Company and General
                         Electric Company dated June 6, 1996
        **10.56     --   Employment Agreement dated as of May 1, 1997 between the
                         Company and Stanley G. Wraight
     +++++10.58     --   Fourth Amended and Restated Credit Agreement among the
                         Company, the Lenders listed therein, Goldman Sachs Credit
                         Partners L.P. (as Syndication Agent) and Bankers Trust
                         Company (as Administrative Agent) dated April 25, 2000
        **10.72     --   Form of Indenture, dated August 13, 1997, between the
                         Company and State Street Bank and Trust Company, as Trustee,
                         relating to the 10 3/4% Senior Notes (with form of Note
                         attached as exhibit thereto)
   **/****10.86     --   Purchase Agreement Number 2021 between The Boeing Company
                         and the Company dated June 6, 1997
        **10.87     --   Aircraft General Terms Agreement between The Boeing Company and the Company dated June 6, 1997
        ++10.90     --   Pass Through Trust Agreement, dated as of February 9, 1998, between the Company and Wilmington Trust Company, as
                         Trustee, relating to the Atlas Air Pass Through Trust
                         1998-1A-0
        ++10.91     --   Pass Through Trust Agreement, dated as of February 9, 1998, between the Company and Wilmington Trust Company, as
                         Trustee, relating to the Atlas Air Pass Through Trust
                         1998-1A-S
        ++10.92     --   Pass Through Trust Agreement, dated as of February 9, 1998, between the Company and Wilmington Trust Company, as
                         Trustee, relating to the Atlas Air Pass Through Trust
                         1998-1B-0
        ++10.93     --   Pass Through Trust Agreement, dated as of February 9, 1998, between the Company and Wilmington Trust Company, as
                         Trustee, relating to the Atlas Air Pass Through Trust
                         1998-1B-S

    EXHIBIT
   REFERENCE
     NUMBER                                  DOCUMENT DESCRIPTION
----------------                             --------------------
        ++10.94     --   Pass Through Trust Agreement, dated as of February 9, 1998, between the Company and Wilmington Trust Company, as
                         Trustee, relating to the Atlas Air Pass Through Trust
                         1998-1C-0
        ++10.95     --   Pass Through Trust Agreement, dated as of February 9, 1998, between the Company and Wilmington Trust Company, as
                         Trustee, relating to the Atlas Air Pass Through Trust
                         1998-1C-S
        ++10.96     --   Deposit Agreement (Class A), dated as of February 9, 1998, between First Security Bank, National Association, as Escrow
                         Agent, and ABN AMRO Bank N.V., acting through its Chicago
                         Branch, as Depositary
        ++10.97     --   Deposit Agreement (Class B), dated as of February 9, 1998, between First Security Bank, National Association, as Escrow
                         Agent, and ABN AMRO Bank N.V., acting through its Chicago
                         Branch, as Depositary
        ++10.98     --   Deposit Agreement (Class C), dated as of February 9, 1998, between First Security Bank, National Association, as Escrow
                         Agent, and ABN AMRO Bank N.V., acting through its Chicago
                         Branch, as Depositary
        ++10.99     --   Indemnity Agreement, dated as of February 9, 1998, between
                         ABN AMRO Bank N.V., acting through its Chicago Branch, as
                         Depositary, and the Company
        ++10.100    --   Escrow and Paying Agent Agreement (Class A), dated as of
                         February 9, 1998, among First Security Bank, National
                         Association, as Escrow Agent, Morgan Stanley & Co.
                         Incorporated, BT Alex. Brown Incorporated, Donaldson, Lufkin
                         & Jenrette Securities Corporation and Goldman, Sachs & Co.,
                         as Placement Agents, Wilmington Trust Company, not in its
                         individual capacity, but solely as Pass Through Trustee, and
                         Wilmington Trust Company, as Paying Agent
        ++10.101    --   Escrow and Paying Agent Agreement (Class B), dated as of
                         February 9, 1998, among First Security Bank, National
                         Association, as Escrow Agent, Morgan Stanley & Co.
                         Incorporated, BT Alex. Brown Incorporated, Donaldson, Lufkin
                         & Jenrette Securities Corporation and Goldman, Sachs & Co.,
                         as Placement Agents, Wilmington Trust Company, not in its
                         individual capacity, but solely as Pass Through Trustee, and
                         Wilmington Trust Company, as Paying Agent
        ++10.102    --   Escrow and Paying Agent Agreement (Class C), dated as of
                         February 9, 1998, among First Security Bank, National
                         Association, as Escrow Agent, Morgan Stanley & Co.
                         Incorporated, BT Alex. Brown Incorporated, Donaldson, Lufkin
                         & Jenrette Securities Corporation and Goldman, Sachs & Co.,
                         as Placement Agents, Wilmington Trust Company, not in its
                         individual capacity, but solely as Pass Through Trustee, and
                         Wilmington Trust Company, as Paying Agent
        ++10.103    --   Revolving Credit Agreement (1998-1A), dated as of February
                         9, 1998, between Wilmington Trust Company, not in its
                         individual capacity but solely as Subordination Agent, as
                         Borrower, and ABN AMRO Bank N.V., acting through its Chicago
                         Branch as Liquidity Provider
        ++10.104    --   Revolving Credit Agreement (1998-1B), dated as of February
                         9, 1998, between Wilmington Trust Company, not in its
                         individual capacity but solely as Subordination Agent, as
                         Borrower, and Morgan Stanley Capital Services, Inc., as
                         Liquidity Provider
        ++10.105    --   Revolving Credit Agreement (1998-1C), dated as of February
                         9, 1998, between Wilmington Trust Company, not in its
                         individual capacity but solely as Subordination Agent, as
                         Borrower, and Morgan Stanley Capital Services, Inc., as
                         Liquidity Provider
        ++10.106    --   Guarantee, dated as of February 9, 1998, from Morgan
                         Stanley, Dean Witter, Discover & Co. to Atlas Air, Inc. Pass
                         Through Trust 1998-B relating to Class B Liquidity Facility

    EXHIBIT
   REFERENCE
     NUMBER                                  DOCUMENT DESCRIPTION
----------------                             --------------------
        ++10.107    --   Guarantee, dated as of February 9, 1998, from Morgan
                         Stanley, Dean Witter, Discover & Co. to Atlas Air, Inc. Pass
                         Through Trust 1998-C relating to Class C Liquidity Facility
        ++10.108    --   Intercreditor Agreement, dated as of February 9, 1998, among
                         Wilmington Trust Company, not in its individual capacity but solely as Trustee, ABN AMRO Bank N.V., acting through its
                         Chicago Branch, as Class A Liquidity Provider, Morgan
                         Stanley Capital Services, Inc., as Class B Liquidity
                         Provider and Class C Liquidity Provider, and Wilmington
                         Trust Company
        ++10.109    --   Note Purchase Agreement, dated as of February 9, 1998, among the Company, Wilmington Trust Company and First Security
                         Bank, National Association
     *****10.111    --   Form of Indenture, dated April 9, 1998, between the Company and State Street Bank and Trust company, as Trustee,
                         relating to the 9 1/4% Senior Notes (with form of Note
                         attached as exhibit thereto)
****/*****10.114    --   Engine Maintenance Agreement between the Company and GE
                         Engine Services, Inc.
****/*****10.115    --   Engine Maintenance Agreement between the Company and GE
                         Engine Services, Inc.
****/*****10.116    --   General Terms Agreement between the Company and General
                         Electric Company dated June 6, 1997
    ******10.117    --   Form of Indenture, dated November 18, 1998, between the
                         Company and State Street Bank and Trust Company, as Trustee,
                         relating to the 9 3/8% Senior Notes (with form of Note
                         attached as exhibit thereto)
       @@@10.118    --   Employment Agreement dated June 22, 1998, between the
                         Company and Thomas G. Scott
       +++10.120    --   Revolving Credit Agreement (1999-1A-1), dated as of April
                         13, 1999, between Wilmington Trust Company, as Subordination
                         Agent, and ABN AMRO Bank N.V., Chicago Branch, as Liquidity
                         Provider
       +++10.121    --   Revolving Credit Agreement (1999-1A-2), dated as of April
                         13, 1999, between Wilmington Trust Company, as Subordination
                         Agent, and ABN AMRO Bank N.V., Chicago Branch, as Liquidity
                         Provider
       +++10.122    --   Revolving Credit Agreement (1999-1B), dated as of April 13,
                         1999, between Wilmington Trust Company, as Subordination
                         Agent, and Morgan Stanley Capital Services, Inc., as
                         Liquidity Provider
       +++10.123    --   Revolving Credit Agreement (1999-1C), dated as of April 13,
                         1999, between Wilmington Trust Company, as Subordination
                         Agent, and Morgan Stanley Capital Services, Inc., as
                         Liquidity Provider
       +++10.124    --   Guarantee, dated April 13, 1999, by Morgan Stanley Dean
                         Witter & Co. relating to Revolving Credit Agreement
                         (1999-1B)
       +++10.125    --   Guarantee, dated April 13, 1999, by Morgan Stanley Dean
                         Witter & Co. relating to Revolving Credit Agreement
                         (1999-1C)
       +++10.126    --   Pass Through Trust Agreement, dated as of April 1, 1999,
                         between Wilmington Trust Company, as Trustee, and Atlas Air,
                         Inc.
       +++10.127    --   Trust Supplement No. 1999-1A-1, dated April 13, 1999,
                         between Wilmington Trust Company, as Trustee, and Atlas Air,
                         Inc. to Pass Through Trust Agreement, dated as of April 1,
                         1999
       +++10.128    --   Trust Supplement No. 1999-1A-2, dated April 13, 1999,
                         between Wilmington Trust Company, as Trustee, and Atlas Air,
                         Inc. to Pass Through Trust Agreement, dated as of April 1,
                         1999

    EXHIBIT
   REFERENCE
     NUMBER                                  DOCUMENT DESCRIPTION
----------------                             --------------------
       +++10.129    --   Trust Supplement No. 1999-1B, dated April 13, 1999, between
                         Wilmington Trust Company, as Trustee, and Atlas Air, Inc. to
                         Pass Through Trust Agreement, dated as of April 1, 1999
       +++10.130    --   Trust Supplement No. 1999-1C, dated April 13, 1999, between
                         Wilmington Trust Company, as Trustee, and Atlas Air, Inc. to
                         Pass Through Trust Agreement, dated as of April 1, 1999
       +++10.131    --   Intercreditor Agreement, dated as of April 13, 1999, among
                         Wilmington Trust Company, as Trustee, ABN AMRO Bank N.V.
                         Chicago Branch, as Class A-1 Liquidity Provider and Class
                         A-2 Liquidity Provider, Morgan Stanley Capital Services,
                         Inc., as Class B Liquidity Provider and Class C Liquidity
                         Provider, and Wilmington Trust Company, as Subordination
                         Agent and Trustee
       +++10.132    --   Deposit Agreement (Class A-1), dated as of April 13, 1999, between First Security Bank, National Association, as Escrow
                         Agent, and Credit Suisse First Boston, New York Branch, as
                         Depositary
       +++10.133    --   Deposit Agreement (Class A-2), dated as of April 13, 1999, between First Security Bank, National Association, as Escrow
                         Agent, and Credit Suisse First Boston, New York Branch, as
                         Depositary
       +++10.134    --   Deposit Agreement (Class B), dated as of April 13, 1999,
                         between First Security Bank, National Association, as Escrow
                         Agent, and Credit Suisse First Boston, New York Branch, as
                         Depositary
       +++10.135    --   Deposit Agreement (Class C), dated as of April 13, 1999,
                         between First Security Bank, National Association, as Escrow
                         Agent, and Credit Suisse First Boston, New York Branch, as
                         Depositary
       +++10.136    --   Escrow and Paying Agent Agreement (Class A-1), dated as of
                         April 13, 1999, among First Security Bank, National
                         Association, as Escrow Agent, Morgan Stanley & Co.
                         Incorporated, BT Alex. Brown Incorporated, ING Baring Furman
                         Selz LLC and CIBC Oppenheimer Corp., as Underwriters,
                         Wilmington Trust Company, as Trustee, and Wilmington Trust
                         Company, as Paying Agent
       +++10.137    --   Escrow and Paying Agent Agreement (Class A-2), dated as of
                         April 13, 1999, among First Security Bank, National
                         Association, as Escrow Agent, Morgan Stanley & Co.
                         Incorporated, BT Alex. Brown Incorporated, ING Baring Furman
                         Selz LLC and CIBC Oppenheimer Corp., as Underwriters,
                         Wilmington Trust Company, as Trustee, and Wilmington Trust
                         Company, as Paying Agent
       +++10.138    --   Escrow and Paying Agent Agreement (Class B), dated as of
                         April 13, 1999, among First Security Bank, National
                         Association, as Escrow Agent, Morgan Stanley & Co.
                         Incorporated, BT Alex. Brown Incorporated, ING Baring Furman
                         Selz LLC and CIBC Oppenheimer Corp., as Underwriters,
                         Wilmington Trust Company, as Trustee, and Wilmington Trust
                         Company, as Paying Agent
       +++10.139    --   Escrow and Paying Agent Agreement (Class C), dated as of
                         April 13, 1999, among First Security Bank, National
                         Association, as Escrow Agent, Morgan Stanley & Co.
                         Incorporated, BT Alex. Brown Incorporated, ING Baring Furman
                         Selz LLC and CIBC Oppenheimer Corp., as Underwriters,
                         Wilmington Trust Company, as Trustee, and Wilmington Trust
                         Company, as Paying Agent
       +++10.140    --   Note Purchase Agreement, dated as of April 13, 1999, among
                         Atlas Air Inc., Wilmington Trust Company, as Trustee,
                         Wilmington Trust Company, as Subordination Agent, First
                         Security Bank, National Association, as Escrow Agent, and
                         Wilmington Trust Company, as Paying Agent

    EXHIBIT
   REFERENCE
     NUMBER                                  DOCUMENT DESCRIPTION
----------------                             --------------------
       +++10.141    --   Form of Leased Aircraft Participation Agreement
                         (Participation Agreement among Atlas Air, Inc., Lessee,
                                     , Owner Participant, First Security Bank,
                         National Association, Owner Trustee, and Wilmington Trust
                         Company, Mortgagee and Loan Participant) (Exhibit A-1 to
                         Note Purchase Agreement)
       +++10.142    --   Form of Lease (Lease Agreement between First Security Bank,
                         National Association, Lessor, and Atlas Air, Inc., Lessee)
                         (Exhibit A-2 to Note Purchase Agreement)
       +++10.143    --   Form of Leased Aircraft Indenture (Trust Indenture and
                         Mortgage between First Security Bank, National Association,
                         Owner Trustee, and Wilmington Trust Company, Mortgagee)
                         (Exhibit A-3 to Note Purchase Agreement)
       +++10.144    --   Form of Leased Aircraft Trust Agreement (Trust Agreement
                         between           and First Security Bank, National
                         Association) (Exhibit A-5 to Note Purchase Agreement)
       +++10.145    --   Form of Owned Aircraft Participation Agreement
                         (Participation Agreement between Atlas Air, Inc., Owner, and
                         Wilmington Trust Company, as Mortgagee, Subordination Agent
                         and Trustee) (Exhibit C-1 to Note Purchase Agreement)
       +++10.146    --   Form of Owned Aircraft Indenture (Trust Indenture and
                         Mortgage between Atlas Air, Inc., Owner, and Wilmington
                         Trust Company, Mortgagee) (Exhibit C-2 to Note Purchase
                         Agreement)
       +++10.147    --   7.20% Atlas Air Pass Through Certificate 1999-1A-1,
                         Certificate No. A-1-1
       +++10.148    --   7.20% Atlas Air Pass Through Certificate 1999-1A-1,
                         Certificate No. A-1-2
       +++10.149    --   6.88% Atlas Air Pass Through Certificate 1999-1A-2,
                         Certificate No. A-2-1
       +++10.150    --   7.63% Atlas Air Pass Through Certificate 1999-1B-1,
                         Certificate No. B-1
       +++10.151    --   8.77% Atlas Air Pass Through Certificate 1999-1C-1,
                         Certificate No. C-1
      @@@@10.152    --   Agreement of Lease between Texaco, Inc., Landlord, and the
                         Company, Tenant, 2000 Westchester Avenue, White Plains, New
                         York 10650 dated November 9, 1999
      @@@@10.153    --   Atlas Air, Inc. Annual Incentive Compensation Plan
      @@@@10.154    --   Atlas Air, Inc. Long-Term Incentive Plan
      @@@@10.155    --   Amendments to the Atlas Air, Inc. 1995 Long-Term Incentive
                         and Stock Award Plan. (The Atlas Air, Inc. 1995 Long-Term
                         Incentive and Stock Award Plan is filed as Exhibit 10.15,
                         which is incorporated by reference in this Report.)
     +++++10.156    --   Loan Agreement dated as of January 1, 1999 between the
                         Company and Michael A. Chowdry
     +++++10.157    --   Credit Agreement among Atlas Freighter Leasing III, Inc.,
                         the Lenders listed therein, and Bankers Trust Company, as
                         administrative agent, dated as of April 25, 2000
     +++++10.158    --   Lease Agreement dated as of April 25, 2000 between Atlas
                         Freighter Leasing III, Inc., as lessor, and the Company, as lessee, relating to B747-200 aircraft, U.S. Registration No.
                         N527MC
     +++++10.159    --   Lease Agreement dated as of April 25, 2000 between Atlas
                         Freighter Leasing III, Inc., as lessor, and the Company, as lessee, relating to B747-200 aircraft, U.S. Registration No.
                         N516MC
     +++++10.160    --   Lease Agreement dated as of April 25, 2000 between Atlas
                         Freighter Leasing III, Inc., as lessor, and the Company, as lessee, relating to B747-200 aircraft, U.S. Registration No.
                         N508MC
     +++++10.161    --   Lease Agreement dated as of April 25, 2000 between Atlas
                         Freighter Leasing III, Inc., as lessor, and the Company, as lessee, relating to B747-200 aircraft, U.S. Registration No.
                         N507MC

    EXHIBIT
   REFERENCE
     NUMBER                                  DOCUMENT DESCRIPTION
----------------                             --------------------
     +++++10.162    --   Lease Agreement dated as of April 25, 2000 between Atlas
                         Freighter Leasing III, Inc., as lessor, and the Company, as lessee, relating to B747-200 aircraft, U.S. Registration No.
                         N509MC
     +++++10.163    --   Lease Agreement dated as of April 25, 2000 between Atlas
                         Freighter Leasing III, Inc., as lessor, and the Company, as lessee, relating to B747-200 aircraft, U.S. Registration No.
                         N517MC
     +++++10.181    --   Lease Agreement dated as of April 25, 2000 between Atlas
                         Freighter Leasing III, Inc., as lessor, and the Company, as lessee, relating to nine General Electric CF6-50E2 Engines,
                         Manufacturer's Serial Nos. 530168, 517530, 517790, 517602,
                         530255, 517547, 517538, 517539 and 455167
     +++++10.182    --   Spare Engine Chattel Mortgage dated as of April 25, 2000
                         between Atlas Freighter Leasing III, Inc. and Bankers Trust
                         Company, as agent, relating to the CF6-80C2 Spare Engine
                         Pool
     +++++10.183    --   Spare Engine Chattel Mortgage dated as of April 25, 2000
                         between Atlas Freighter Leasing III, Inc. and Bankers Trust
                         Company, as agent, relating to the CF6-50E2 Spare Engine
                         Pool
          12.1      --   Statement regarding ratio of earnings to fixed charges
        ++21.1      --   Subsidiaries of the Registrant
          23.1      --   Consent of Independent Public Accountants
          23.2      --   Consent of Cahill Gordon & Reindel (included in Exhibits 5.1 and 5.2)
          24.1      --   Powers of Attorney (set forth on the signature page of the
                         Registration Statement)
          25.1      --   Form T-1 Statement of Eligibility under the Trust Indenture
                         Act of 1939, as amended, of Wilmington Trust Company, as
                         Pass Through Trustee for the Pass Through Certificates
          25.2      --   Form T-1 Statement of Eligibility under the Trust Indenture
                         Act of 1939, as amended, of State Street Bank and Trust
                         Company, as Trustee for the Debt Securities

---------------
           + Incorporated by reference to the exhibits to the Company's
             Registration Statement on Form S-1 (No. 33-90304).

          ++ Incorporated by reference to the exhibits to the Company's Annual
             Report for 1997 on Form 10-K.

         +++ Incorporated by reference to the exhibits to the Company's
             Registration Statement on Form S-3 (No. 333-71833).

        ++++ Incorporated by reference to the exhibits to the Company's
             Registration Statement on Form S-4 (No. 333-36268).

       +++++ Incorporated by reference to the exhibits to the Company's Current
             Report on Form 8-K dated May 25, 2000.

           @ Incorporated by reference to the exhibits to the Company's
             Registration Statement on Form S-1 (No. 33-97892).

          @@ Incorporated by reference to the exhibits to the Company's
             Registration Statement on Form S-4 (No. 333-51819).

         @@@ Incorporated by reference to the exhibits to the Company's Annual
             Report for 1998 on Form 10-K.

        @@@@ Incorporated by reference to the exhibits to the Company's Annual
             Report for 1999 on Form 10-K.

           * Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-1 (No. 333-2810).

          ** Incorporated by reference to the exhibits to the Company's
             Registration Statement on Form S-4 (No. 333-36305).

         *** Incorporated by reference to the exhibits to the Company's Annual
             Report for 1996 on Form 10-K.

        **** Portions of this document, for which the Company has been granted confidential treatment, have been redacted and filed separately with the Securities and Exchange Commission.

       ***** Incorporated by reference to the exhibits to the Company's
             Registration Statement on Form S-4 (No. 333-56391).

      ****** Incorporated by reference to the exhibits to the Company's
             Registration Statement on Form S-4 (No. 333-72211).

           # Incorporated by reference to the exhibits to the Company's
             Registration Statement on Form S-8 (No. 333-49002).